UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

Prestige Brands Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PRESTIGE BRANDS HOLDINGS, INC.

660 White Plains Road
Tarrytown, New York 10591
Telephone: (800) 831-7105

Dear Stockholder:	July 2, 2014

You are cordially invited to attend our 2014 Annual Meeting of Stockholders, which will be held on Tuesday, August 5, 2014, at 10:00 a.m. (Eastern Daylight Time), at the Company’s offices, 660 White Plains Road, Tarrytown, New York 10591. This letter accompanies a copy of our Annual Report for the fiscal year ended March 31, 2014, Notice of Annual Meeting of Stockholders, Proxy Statement, and proxy card. These materials provide further information concerning the Annual Meeting.

At this year’s Annual Meeting, the agenda includes the following four proposals:

(i)	the election of the five directors nominated by the Board of Directors and named in our Proxy Statement;

(ii)	the ratification of the appointment of our independent registered public accounting firm for fiscal 2015;

(iii)	the approval of our Amended and Restated 2005 Long-Term Incentive Plan; and

(iv)	a non-binding resolution to approve the compensation of our named executive officers as disclosed in our Proxy Statement.

The Company’s Board of Directors recommends that you vote FOR the proposals set forth above.

Members of the Board of Directors, our executive officers and representatives from our independent registered public accounting firm will be present at the Annual Meeting to answer any appropriate questions you may have.

It is important that your shares be represented and voted at the Annual Meeting, regardless of the number of shares you own. Accordingly, even if you plan to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope, or vote by telephone or the Internet according to the instructions on your proxy card. If you do attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person.

We look forward to seeing you at the Annual Meeting.

Sincerely,
/s/ Matthew M. Mannelly
Matthew M. Mannelly
President and Chief Executive Officer

Prestige Brands Holdings, Inc.

660 White Plains Road
Tarrytown, New York 10591
Telephone: (800) 831-7105

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

August 5, 2014
10:00 a.m. Eastern Daylight Time

The 2014 Annual Meeting of Stockholders of Prestige Brands Holdings, Inc. will be held on Tuesday, August 5, 2014, at 10:00 a.m. (Eastern Daylight Time), at the Company’s offices, 660 White Plains Road, Tarrytown, New York 10591. The Annual Meeting is being held for the following purposes:

1.	To elect the five directors nominated by the Board of Directors and named in the accompanying Proxy Statement to serve until the 2015 Annual Meeting of Stockholders or until their earlier death, removal or resignation;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Prestige Brands Holdings, Inc. for the fiscal year ending March 31, 2015;

3.	To approve our Amended and Restated 2005 Long-Term Incentive Plan;

4.	To vote on a non-binding resolution to approve the compensation of our named executive officers as disclosed in our Proxy Statement; and

5.	To conduct other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof, including proposals to adjourn or postpone the meeting.

Only stockholders of record at the close of business on June 12, 2014 will be entitled to vote at the Annual Meeting.

Accompanying this Notice of Annual Meeting of Stockholders is a Proxy Statement, related proxy card with a postage paid return envelope, and our Annual Report for our fiscal year ended March 31, 2014. The Annual Report contains financial and other information that is not incorporated into the Proxy Statement and is not deemed to be a part of the proxy soliciting material.

By Order of the Board of Directors
/s/ Samuel C. Cowley
Samuel C. Cowley
General Counsel, Vice President, Business Development and Secretary

July 2, 2014

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD OR VOTE BY TELEPHONE OR THE INTERNET. A SELF-ADDRESSED POSTAGE PAID RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY BY FOLLOWING THE INSTRUCTIONS ON PAGE 4 OF THE PROXY STATEMENT. If you own shares in a brokerage account, your broker cannot vote your shares for proposals regarding the election of our directors, our amended and restated incentive plan or approval of the compensation of our named executive officers unless you provide voting instructions to your broker. Therefore, it is very important that you exercise your right as a stockholder and vote on all proposals.

ANNUAL MEETING OF STOCKHOLDERS

OF

PRESTIGE BRANDS HOLDINGS, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

OF

PRESTIGE BRANDS HOLDINGS, INC.

660 White Plains Road

Tarrytown, New York 10591

Telephone: (800) 831-7105

PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON August 5, 2014: THIS PROXY STATEMENT, THE PROXY CARD AND THE 2014 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT THE INVESTORS TAB OF WWW.PRESTIGEBRANDS.COM, OUR INTERNET WEBSITE.

YOU CAN SUBMIT A REQUEST FOR A COPY OF THE PROXY STATEMENT, ANNUAL REPORT AND FORM OF PROXY FOR ANY FUTURE STOCKHOLDER MEETINGS (INCLUDING THE MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 5, 2014) TO 1-800-831-7105, PROXY@PRESTIGEBRANDS.COM OR THE CONTACT US TAB AT WWW.PRESTIGEBRANDS.COM. YOU CAN ALSO CONTACT US AT THE PHONE NUMBER, E-MAIL ADDRESS AND WEBSITE SET FORTH ABOVE TO REQUEST DIRECTIONS TO THE LOCATION OF THE ANNUAL MEETING OF STOCKHOLDERS SO THAT YOU MAY ATTEND THE MEETING AND VOTE IN PERSON.

GENERAL INFORMATION

What is this document?

This document is the Proxy Statement of Prestige Brands Holdings, Inc. for the 2014 Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Daylight Time, on Tuesday, August 5, 2014 at the Company’s offices, 660 White Plains Road, Tarrytown, New York 10591. A proxy card is included. This Proxy Statement and the proxy card are first being mailed or given to stockholders on or about July 2, 2014.

We have tried to make this document simple and easy to understand. The Securities and Exchange Commission (“SEC”) encourages companies to use “plain English,” and we will always try to communicate with you clearly and effectively. We refer to Prestige Brands Holdings, Inc. throughout this document as “we” or “us” or the “Company.” In addition, throughout this document, “2015” refers to our fiscal year ending March 31, 2015, “2014” refers to our fiscal year ended March 31, 2014, “2013” refers to our fiscal year ended March 31, 2013 and “2012” refers to our fiscal year ended March 31, 2012.

Why am I receiving this document?

You are receiving this document because you were one of our stockholders at the close of business on June 12, 2014, the record date for our 2014 Annual Meeting. We are furnishing this Proxy Statement and the enclosed proxy card to you to solicit your proxy (i.e., your permission) to vote your stock in connection with certain matters at the Annual Meeting.

If your shares are held by a bank or brokerage firm, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in “street name,” your bank or brokerage firm forwarded these proxy materials, along with a voting instruction card, to you.

What is a proxy?

It is your legal designation of another person, called a “proxy,” to vote the stock you own. The document that designates someone as your proxy is also called a proxy or a proxy card.

Giving us your proxy means that you authorize the proxy holders identified on the enclosed proxy card — Ronald M. Lombardi and Samuel C. Cowley — to vote your shares at the Annual Meeting in the manner you direct.

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Who is soliciting my vote?

In this Proxy Statement, the Board of Directors (the “Board” or “your Board”) is soliciting your vote for matters being submitted for stockholder approval at the Annual Meeting.

Will anyone be compensated to solicit my vote?

The cost of proxy solicitation, including the cost of preparing, assembling, printing, mailing and distributing these proxy materials, will be paid by the Company. Our directors, officers and employees will not receive additional compensation for their proxy solicitation efforts, but they may be reimbursed for out-of-pocket expenses in connection with any solicitation. We also may reimburse custodians, nominees and fiduciaries for their expenses in sending proxies and proxy material to beneficial owners of our stock.

Who may attend the Annual Meeting?

Only stockholders, their proxy holders and our invited guests may attend the Annual Meeting. For security reasons, we may require photo identification for admission. If your shares are held in “street name” by a broker, bank or other nominee, please bring a copy of the account statement reflecting your ownership of our common stock as of June 12, 2014, so that we may verify your stockholder status.

What if I have a disability?

If you are disabled and would like to participate in the Annual Meeting, we can provide reasonable assistance. Please send any request for assistance to Prestige Brands Holdings, Inc., 660 White Plains Road, Tarrytown, New York 10591, Attention: Secretary, at least two weeks before the meeting.

What is Prestige Brands Holdings and where is it located?

Prestige Brands Holdings, Inc. is a holding company incorporated under the laws of the State of Delaware that, through its wholly-owned subsidiaries, markets and distributes well-recognized, brand name over-the-counter healthcare and household cleaning products throughout the U.S. and Canada, and in certain international markets. Core brands include Chloraseptic®, Clear Eyes®, Compound W®, The Doctor’s®, NightGuard®, Little Remedies®, PediaCare®, Efferdent®, Luden’s®, Dramamine®, BC®, Goody’s®, Beano®, and Debrox®, as well as Gaviscon® in Canada. Our principal executive offices are located at 660 White Plains Road, Tarrytown, New York 10591. Our telephone number is (800) 831-7105.

Where is our common stock traded?

  Our common stock is traded and quoted on the New York Stock Exchange (“NYSE”) under the symbol “PBH.”

VOTING MATTERS

What am I voting on?

You are being asked to vote on the following:

•	the election of the five directors nominated by the Board of Directors and named as nominees in this Proxy Statement;

•	the ratification of the appointment of our independent registered public accounting firm for 2015;

•	the approval of our Amended and Restated 2005 Long-Term Incentive Plan; and

•	a non-binding resolution approving the compensation of our named executive officers as disclosed in this Proxy Statement.

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What are the Board’s recommendations on the proposals?

The Board unanimously recommends that you vote your shares as follows:

•	FOR the election of the following five individuals nominated by the Board for election as directors: Matthew M. Mannelly, Gary E. Costley, John E. Byom, Charles J. Hinkaty and Carl J. Johnson;

•	FOR the ratification of the appointment of our independent registered public accounting firm for 2015;

•	FOR the approval of our Amended and Restated 2005 Long-Term Incentive Plan; and

•	FOR the approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

Who is entitled to vote?

You may vote if you owned shares of our common stock at the close of business on June 12, 2014. Each share of common stock is entitled to one vote. As of June 12, 2014, there were 51,964,923 shares of our common stock outstanding. A list of our stockholders will be open to the examination of any stockholder, for any purpose relevant to the meeting, at our headquarters for a period of 10 days prior to the Annual Meeting and at the Annual Meeting.

May other matters be raised at the Annual Meeting?

We currently are not aware of any business to be acted upon at the Annual Meeting other than the matters described above.  Under federal securities laws, Delaware law and our governing documents, no other business aside from procedural matters may be raised at the Annual Meeting unless proper notice has been given to the Company by the stockholders.  If other business is properly raised and you have returned a signed proxy card with or without voting instructions or have voted by telephone or the Internet, your proxies have authority to vote as they think best on such business, including to adjourn the meeting.

How will the meeting be conducted?

The Chairman of the meeting has broad authority to conduct the Annual Meeting so that the business of the meeting is carried out in an orderly and timely manner. In doing so, he has broad discretion to establish reasonable rules for discussion, comments and questions during the meeting. The Chairman of the meeting is also entitled to rely upon applicable law regarding disruptions or disorderly conduct to ensure that the Annual Meeting proceeds in a manner that is fair to all participants.

How do I vote?

If you own shares registered directly with the Company’s transfer agent, you may vote by telephone, by the Internet, or by signing and returning the enclosed proxy card. For more information about how to vote, please see the instructions on your proxy card.

If your shares are held in “street name,” your bank or brokerage firm forwarded these proxy materials, as well as a voting instruction card, to you. Please follow the instructions on the voting instruction card to vote your shares.

In addition to voting by proxy, you may vote in person at the Annual Meeting. Beneficial owners who hold shares in “street name” and who wish to vote in person at the Annual Meeting must bring a power of attorney or legal proxy from their bank, broker or other nominee. However, in order to assist us in tabulating votes at the Annual Meeting, we encourage you to vote by proxy even if you plan to be present at the Annual Meeting. Even if you vote prior to the Annual Meeting, stockholders are entitled to attend the Annual Meeting. Please see “Who may attend the Annual Meeting?” above for instructions on attending the Annual Meeting.

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What materials are available on the Internet?

This Proxy Statement, our Annual Report on Form 10-K, our 2014 Annual Report to Stockholders and other financial documents are available free of charge at the Investors tab on our corporate website at www.prestigebrands.com. The Proxy Statement and our Annual Report on Form 10-K also are available free of charge on the SEC’s website at www.sec.gov.

How will my proxy be voted?

If you are a registered stockholder, the individuals named on the proxy card will vote your shares in the manner you indicate on your proxy card.  You may vote for all, some or none of the director nominees. You may also abstain from voting. If your proxy card is signed and returned but does not contain specific voting instructions, your proxy will be voted “FOR” the election of the directors named as nominees in this Proxy Statement, “FOR” the ratification of the appointment of our independent registered public accounting firm for 2015, “FOR” approval of our amended and restated long-term incentive plan, and “FOR” the approval of the compensation of our named executive officers as disclosed in this Proxy Statement. If any other matters are properly presented at the Annual Meeting for consideration, the persons named as proxies on the enclosed proxy card will vote as recommended by your Board or, if no recommendation is given, in their own discretion.

If your shares are held in “street name,” you have the right to direct your bank or brokerage firm how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares with respect to “routine” items, but it will not be permitted to vote your shares with respect to “non-routine” items. In the case of a non-routine item, your shares will be considered “broker non-votes” on that proposal.

Can I change my vote or revoke my proxy after I vote?

Yes. If you are a registered stockholder, to change your vote or revoke your proxy you must:

•	cast a new vote by telephone or the Internet prior to 11:59 p.m., Eastern Daylight Time, on August 4, 2014 or sign another proxy card with a later date and return it before the Annual Meeting;

•	provide our Secretary at or before the Annual Meeting with a written notice of revocation dated later than the date of the latest proxy you submitted; or

•	attend the Annual Meeting and vote in person. Note that attendance at the Annual Meeting will not revoke a proxy if you do not actually vote at the Annual Meeting. “Street name” stockholders should refer to the instructions above under “How do I vote?” to vote at the Annual Meeting.

If you hold your shares in “street name,” the above options for changing your vote or revoking your instructions (other than attending the Annual Meeting and voting in person) do not apply, and you must follow the instructions received from your bank or broker to change your vote or revoke your proxy.

What if I receive more than one copy of these proxy materials?

The receipt of multiple copies of these proxy materials means that you have more than one account with brokers or our transfer agent.  Please vote all of your shares.  We also recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address.  Our transfer agent is Computershare, Ltd., 250 Royall Street, Canton, MA 02021, and they may be reached at (781) 575-3400. In addition, any stockholders who share an address and are receiving multiple copies of our proxy material can request delivery of a single copy of our proxy materials by sending a written request addressed to Prestige Brands Holdings, Inc., 660 White Plains Road, Tarrytown, New York 10591, Attention: Secretary.

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How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted.  A quorum exists when the holders of a majority of the 51,964,923 shares of our common stock outstanding on June 12, 2014 and entitled to vote at the Annual Meeting are present in person or by proxy at the meeting. The shares represented by withhold votes, abstentions and “broker non-votes” regarding proposals in the Proxy Statement will be considered present for quorum purposes.

How many votes are required to approve each proposal in the Proxy Statement?

•	Election of Directors

The affirmative vote of a plurality of the votes cast in person or by proxy is necessary for the election of directors. This means that the five director nominees receiving the greatest number of “For” votes will be elected. You may vote in favor of all nominees, withhold your vote as to all nominees or withhold your vote as to specific nominees. If you withhold your vote as to all or specific nominees, your shares will not be voted with respect to the nominee or nominees indicated.

•	Ratification of Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm

The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the proposal. Abstentions will be counted against this matter.

•	Approval of our Amended and Restated Long-Term Incentive Plan

The approval of our amended and restated long-term incentive plan requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the proposal. Abstentions will be counted against this matter.

•	Approval of Compensation of our Named Executive Officers

The approval of the non-binding resolution to approve the compensation of our named executive officers requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the proposal. Abstentions will be counted against this matter. If the proposal is not approved by the required majority vote, the Board of Directors and the Compensation Committee will take into account the result of the vote when determining future executive compensation arrangements, particularly if the votes cast against the resolution exceed the number of votes cast in favor of the resolution.

What is the effect of not voting?

If you are a stockholder of record and submit a signed proxy without specifying a choice on any given matter to be considered at the Annual Meeting, the proxy holders will vote your shares according to the Board’s recommendation on each matter. If you are a stockholder of record and you do not sign and return a proxy card or vote by telephone or Internet, your shares will not count toward the quorum requirement or towards any proposal at the Annual Meeting.

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If you hold shares in “street name”, then, under NYSE rules and Delaware law:

•	Election of Directors

With respect to the election of directors, your broker is not entitled to vote your shares on this matter if your broker does not receive instructions from you. A broker non-vote is not considered a vote cast and, therefore, it will have no effect on the election of directors.

•	Ratification of Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm

With respect to ratification of the appointment of our independent registered accounting firm, your broker is entitled to vote your shares on this matter if no instructions are received from you, so there will be no broker non-votes on this proposal.

•	Approval of our Amended and Restated Long-Term Incentive Plan

With respect to the approval of our amended and restated long-term incentive plan, your broker is not entitled to vote your shares on this matter if your broker does not receive instructions from you. Broker non-votes will be counted neither for nor against this matter.

•	Approval of Compensation of our Named Executive Officers

With respect to the advisory vote on the compensation of our named executive officers, your broker is not entitled to vote your shares on this matter if your broker does not receive instructions from you. Broker non-votes will be counted neither for nor against this matter.

How many votes do I have and can I cumulate my votes?

You have one vote for every share of our common stock that you own. Cumulative voting is not allowed.

In order to support your Board, please sign, date and mail the enclosed proxy card to vote FOR the election of the five director nominees nominated by your Board, FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, FOR the approval of our amended and restated long-term incentive plan, and FOR the approval of the compensation of our named executive officers. You may also vote over the Internet using the Internet address on the proxy card or by telephone using the toll-free number on the proxy card. If your shares are held in “street name”, you should follow the instructions on your voting instruction card to provide specific instructions to your bank or broker to vote as described above.

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PROPOSAL NO. 1 – ELECTION OF DIRECTORS

What is the structure of the Board of Directors?

The number of directors on the Board of Directors is fixed from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors then in office. Currently, the Board of Directors is comprised of five directors. All current members of the Board of Directors are standing for re-election to hold office until the next Annual Meeting of Stockholders.

How are nominees evaluated; what are the minimum qualifications?

We believe that our directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom, mature judgment and demonstrated leadership skills. We also endeavor to have a Board of Directors representing a range of experiences in areas that are relevant to the Company’s business activities.

Below we identify and describe the key experience, qualifications and skills our directors bring to the Board that are important in light of the Company’s business and structure. The directors’ experiences, qualifications and skills that the Nominating and Corporate Governance Committee considered in their nominations are included in their individual biographies.

•	Leadership Experience. We believe that directors with experience in significant leadership positions over an extended period, especially chief executive officer positions, provide the Company with valuable insights and strategic thinking. These people generally possess extraordinary leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.

•	Finance Experience. We believe that an understanding of finance and the financial reporting process is important for our directors. We measure our operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and robust auditing are critical to our success and developing stockholders’ confidence in our reporting processes under the Sarbanes-Oxley Act of 2002. We expect all of our directors to be financially literate.

•	Consumer Products Experience. We seek to have directors with experience as executives managing consumer product businesses.

•	Marketing Experience. The Company seeks to grow organically by identifying and developing opportunities for expanding distribution of its existing product offerings while also developing and launching new products to sell into the market. Therefore, marketing expertise is important to us.

Who are the nominees this year?

We have five nominees for the Board of Directors, all of whom serve on our current Board of Directors. If elected, each nominee would hold office until the 2015 Annual Meeting of Stockholders and until his respective successor is elected and qualified or until his earlier death, removal or resignation. These nominees, their ages at the date of this Proxy Statement and the year in which they first became directors are set forth in the table below. The Board of Directors has affirmatively determined that each of the nominees, other than Mr. Mannelly, is independent from the Company and its management under the NYSE’s independence standards.

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Name	Age	Director Since

Matthew M. Mannelly	56	September 2009
Gary E. Costley	70	November 2004
John E. Byom	60	January 2006
Charles J. Hinkaty	64	May 2010
Carl J. Johnson	65	August 2013

If a nominee is unable to stand for election, the Board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have voted “Withhold” with respect to the original nominee.

What are the backgrounds and qualifications of the Company’s nominees?

Matthew M. Mannelly, Director, President and Chief Executive Officer, has served as President and Chief Executive Officer and as a director of the Company since September 2009. Prior to joining the Company, he served as the President and Chief Executive Officer of Cannondale Bicycle Corporation from 2005 to 2008 and as President from 2003 to 2004. From 2002 to 2003, Mr. Mannelly served as President of the Americas for Paxar Corporation. From 2000 to 2002, he served as Chief Marketing Officer for the United States Olympic Committee. From 1993 to 2000, Mr. Mannelly held positions with increasing responsibility at Nike, Inc., where he was Global Director of Retail Development from 1996 to 2000, Category Business Director for the Tennis Division from 1994 to 1996, and General Manager of Sport Specialties from 1993 to 1994. Mr. Mannelly received a B.S. in Economics from Boston College and an M.B.A. in Marketing from the University of North Carolina at Chapel Hill. Mr. Mannelly is currently a director of Bauer Performance Sports Ltd.

Director Qualifications:

•	Leadership Experience – Served as President and Chief Executive Officer of Cannondale Bicycle Corporation; served as President of the Americas for Paxar Corporation; held various leadership positions at Nike, Inc.

•	Financial Experience – Served as President and Chief Executive Officer of Cannondale Bicycle Corporation; served as President of the Americas for Paxar Corporation, where he was responsible for profit and loss management

•	Marketing Experience – Served as Chief Marketing Officer for United States Olympic Committee; Director of Marketing for Gatorade®; received an M.B.A. in Marketing; recipient of 2008 Academy of Marketing Science Distinguished Marketer of the Year

•	Consumer Products Experience – Has extensive experience in packaged goods, sports, fitness, and apparel for world class consumer brand names including Cannondale, Nike®, Quaker Oats® and Gatorade®

Gary E. Costley, Ph.D., Lead Director, has served as a director since November 2004 and lead director since September 2009. Dr. Costley serves as managing partner at C&G Capital and Management, a private investment company, which he joined in July 2004. He previously served from 2001 to June 2004 as Chairman and Chief Executive Officer of International Multifoods Corporation and from 1997 to 2001 as its Chairman, President and Chief Executive Officer. From 1995 to 1996, Dr. Costley served as Dean of the Graduate School of Marketing at Wake Forest University. Prior to that time, Dr. Costley spent 24 years with the Kellogg Company, where he held various positions of increasing responsibility, including his most recent role as President of Kellogg North America. Dr. Costley earned a B.S. in Animal Science and both an M.S. and Ph.D. in Nutrition from Oregon State University. Dr. Costley is currently a director of Principal Financial Group Inc., Tiffany & Co. and Covance Inc. Dr. Costley has also served on the boards of Pharmacopeia Inc. and Accelrys, Inc.

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Director Qualifications:

•	Leadership Experience - Managing partner of C&G Capital and Management; served as Chief Executive Officer of International Multifoods Corporation; former President of Kellogg North America

•	Financial Experience - Managing partner of C&G Capital and Management; served as Chief Executive Officer of International Multifoods Corporation; former President of Kellogg North America

•	Marketing Experience – Served as Dean of the Graduate School of Marketing at Wake Forest University

•	Consumer Products Experience – Served as Chief Executive Officer of International Multifoods Corporation; former President of Kellogg North America

John E. Byom, Director, has served as director since January 2006. Mr. Byom is currently Chief Executive Officer of Classic Provisions Inc., a specialty foods distribution company, which he joined in October 2007. Mr. Byom was previously the Chief Financial Officer of International Multifoods Corporation. He left International Multifoods Corporation in March 2005 after 26 years, including four years as Vice President Finance and Chief Financial Officer from March 2000 to June 2004. Subsequent to the sale of International Multifoods Corporation to The J.M. Smucker Company in June 2004, Mr. Byom was President of Multifoods Foodservice and Bakery Products. Prior to his time as Chief Financial Officer, Mr. Byom was President of U.S. Manufacturing from July 1999 to March 2000, and Vice President Finance and IT for the North American Foods Division from 1993 to 1999. Prior to 1993, he held various positions in finance and was an internal auditor for International Multifoods Corporation from 1979 to 1981. Mr. Byom earned his B.A. in Accounting from Luther College. Mr. Byom was a director of MGP Ingredients Inc. from 2004 until December 2013.

Director Qualifications:

•	Leadership Experience – Chief Executive Officer of Classic Provisions Inc.; served as President of Multifoods Foodservice and Bakery Products and U.S. Manufacturing for International Multifoods Corporation

•	Financial Experience – Served as Chief Financial Officer of International Multifoods Corporation; held several leadership positions in finance; served as internal auditor for International Multifoods Corporation

•	Consumer Products Experience – Chief Executive Officer of Classic Provisions Inc.; served as Chief Financial Officer of International Multifoods Corporation; served as President of Multifoods Foodservice and Bakery Products and U.S. Manufacturing for International Multifoods Corporation

Charles J. Hinkaty, Director, has served as a director since May 2010. Mr. Hinkaty was the President and Chief Executive Officer of Del Laboratories, Inc. from August 2005 through his retirement in January 2008. Prior to that, Mr. Hinkaty was the Chief Operating Officer of Del Laboratories, Inc. from January 2005 to August 2005, and Vice President of Del Laboratories, Inc. and President of its subsidiary, Del Pharmaceuticals, Inc., from 1985 to January 2005. Prior to joining Del, Mr. Hinkaty held positions of increasing responsibility at Bristol Myers Squibb, Inc. and Procter & Gamble, Inc. Mr. Hinkaty earned a B.S. and M.S. in Mathematics from Polytechnic Institute of New York University and presently serves as Trustee of New York University. Mr. Hinkaty is currently a director of Cache Incorporated, Renfro, Inc. and W.F. Young, Inc. Mr. Hinkaty served as a director of Del Laboratories, Inc. from 1986 to 2008 and also previously served as a director of FGX International, Inc., Sterling Infosystems, Inc., Lornamead Ltd., and Physicians Formula Holdings, Inc. He also led the Consumer Healthcare Products Association as its Chairman from 1999 to 2001.

Director Qualifications:

•	Leadership Experience/Financial Experience/Consumer Products Experience – Served as President, Chief Executive Officer and Chief Operating Officer of Del Laboratories, Inc.

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•	Marketing Experience – Served as President, Chief Executive Officer and Chief Operating Officer of Del Laboratories, Inc.; twelve years of marketing experience at Bristol Myers Squibb Company in which he served in positions of increasing responsibility, including Director of Marketing and Director of Strategic Planning and Business Development.

Carl J. Johnson, Director, has served as director since August 2013. Mr. Johnson served as President and Chief Executive Officer and as a member of the Board of Directors of Matrixx Initiatives, Inc., a marketer of over-the-counter (“OTC”) healthcare products, from July 2001 until his retirement in October 2008, and again as a member of the Board of Directors of Matrixx Initiatives from February 2011 to February 2014. Previously, from 1993 to 2001, Mr. Johnson was Vice President, Commercial Development with Perrigo Company, a leading manufacturer of OTC pharmaceutical and nutritional products for the store brand market. In that capacity, he was responsible for the procurement of new products and technologies and contract manufacturing services with emphasis on Abbreviated New Drug Applications (ANDA) products. Mr. Johnson worked at Johnson & Johnson from 1973 to 1989, where he held a number of high-level marketing and sales positions, including responsibility for the national launch of the Acuvue® disposable contact lens product. Mr. Johnson provided marketing leadership for a special team tasked to re-engineer Johnson & Johnson’s Consumer Sector sales, administrative and operational functions. He also held the position of Director of Marketing for Johnson & Johnson Baby Products Company. Prior to joining Johnson & Johnson, he was an Account Executive at Compton Advertising, servicing Procter & Gamble business. Mr. Johnson earned a Masters of Business Administration — Marketing from the Fairleigh Dickinson University and a Bachelors of Science in Economics from Wagner College. Mr. Johnson was a member of the Board of Directors of Scolr Pharma, Inc. from 2010 to 2013 and Chairman from 2011 to 2013. Mr. Johnson has previously served on the Boards of the Generic Pharmaceutical Association and the Consumer Healthcare Products Association.

Director Qualifications:

•	Leadership Experience – Served as Chief Executive Officer of Matrixx Initiatives

•	Consumer Products and Marketing Experience – Served as Chief Executive Officer of Matrixx Initiatives; former Vice President, Commercial Development of Perrigo Company; held various marketing and sales positions with Johnson & Johnson

How are the Company’s directors compensated?

Annually, the Compensation Committee reviews and recommends to the Board of Directors any changes in compensation for directors. Unless changed, each of our directors other than Mr. Mannelly receives the following cash and equity compensation for his services as a director:

•	a one-time grant of our common stock equal to $20,000, awarded on the date of the first Annual Meeting of Stockholders after initial appointment or election;

•	an annual grant of restricted stock units valued at $60,000, awarded on the date of each Annual Meeting of Stockholders, which restricted stock units vest one year after the date of grant so long as membership on the Board of Directors continues through the vesting date, with settlement in common stock to occur on the earliest of the director’s death, disability or the six month anniversary of the date on which the director’s Board membership ceases for reasons other than death or disability;

•	a $30,000 annual cash retainer fee paid in equal quarterly installments; and

•	attendance fees for meetings in accordance with the following table:

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Meeting	Fee
Board of Directors (in person)	$2,000
Committee (in person)	$1,000
Board of Directors or Committee (by telephone)	$750

The Chairman of each of our standing committees and our Lead Director receive the additional fees set forth in the following table for their services in their respective capacities:

Position	Annual Fee
Chairman of the Audit Committee	$10,000
Chairman of the Compensation Committee	$6,500
Chairman of the Nominating and Corporate Governance Committee	$6,500
Lead Director	$45,000

Our directors are also reimbursed for out-of-pocket expenses incurred in connection with Board of Directors and/or Committee participation.

Please see the Director Compensation table later in this Proxy Statement for information regarding the compensation paid to our directors during 2014.

Are there any family relationships between the Company’s directors and executive officers?

There are no family relationships between or among any of our directors and executive officers.

How many votes are needed to elect directors?

The affirmative vote of a plurality of the votes cast in person or by proxy at the Annual Meeting of Stockholders is necessary for the election of directors. This means that the five director nominees with the most “For” votes will be elected. You may vote in favor of all nominees, withhold your vote as to all nominees or withhold your vote as to specific nominees.

What does the Board of Directors recommend?

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

GOVERNANCE OF THE COMPANY

What is Corporate Governance and how does the Company implement it?

Corporate governance is a set of guidelines and policies established by the Company to ensure that our directors, executive officers and employees conduct the Company’s business in a legal, impartial and ethical manner. Your Board has a strong commitment to sound and effective corporate governance practices. The Company’s management and the Board have reviewed and continue to monitor our corporate governance practices in light of Delaware law, U.S. federal securities laws, the listing requirements of the NYSE and other best practices.

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What documents establish and implement the Company’s Corporate Governance practices?

The Code of Conduct Policy, the Code of Ethics for Senior Financial Employees (which is applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions), the Policy and Procedures for Complaints Regarding Accounting, Internal Controls and Auditing Matters, the Corporate Governance Guidelines, the Related Persons Transaction Policy, the Stock Ownership Guidelines, the Clawback Policy and the Charters of our Audit, Compensation and Nominating and Corporate Governance Committees were adopted by the Company for the purpose of transparency in our governance practices, as well as promoting honest and ethical conduct, full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company, and compliance with all applicable rules and regulations that apply to the Company and its officers, employees and directors.

The documents described above may be accessed at the Investors tab of www.prestigebrands.com, our Internet website. In addition, you may request, without charge, a copy of the foregoing documents by submitting a written request for any of such materials to: Prestige Brands Holdings, Inc., 660 White Plains Road, Tarrytown, New York 10591, Attention: Secretary.

Are the Company’s directors and executive officers required to own a minimum amount of the Company’s common stock?

The Board of Directors has adopted Stock Ownership Guidelines for the Board of Directors and executive officers of the Company in order to align their interests with the Company’s stockholders. Each person subject to the Stock Ownership Guidelines is expected to be fully compliant with the guidelines by the later of the fifth anniversary of the event requiring compliance or February 5, 2013, which was the fifth anniversary of the date of adoption of the Stock Ownership Guidelines by the Board of Directors. The following equity interests are included for purposes of determining compliance with the Stock Ownership Guidelines:

•	Shares of the Company purchased on the open market or in privately negotiated transactions
•	Shares of the Company acquired by inheritance or gift
•	Shares of the Company held by immediate family members
•	Shares of the Company held in trust for the benefit of the director or executive officer or the director’s or executive officer’s immediate family members
•	Vested Restricted Stock and Restricted Stock Units of the Company
•	Vested “in-the-money” stock options

The following equity interests are not included for purposes of determining compliance with the Stock Ownership Guidelines:

•	Unvested Restricted Stock and Restricted Stock Units
•	Unvested stock options
•	Vested but not “in-the-money” stock options

The Stock Ownership Guidelines are summarized as follows:

Office	Value of Stockholdings Required to be Owned
Non-Employee Director	5X Annual Cash Retainer (exclusive of meeting fees and expense payments)
Chief Executive Officer	4X Annual Salary (exclusive of annual bonus)
Chief Financial Officer, Chief Marketing Officer and General Counsel	3X Annual Salary (exclusive of annual bonus)
Remaining senior executive officers	2X Annual Salary (exclusive of annual bonus)

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Does the Company have a policy regarding hedging or pledging Company securities?

Yes. In June 2014, the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, amended the Company’s Insider Trading Policy to prohibit hedging and limit any pledging by the Company’s directors, executive officers and employees.

Does the Company have a policy regarding the recovery of incentive-based compensation paid to executive officers if the Company restates its financial statements?

Yes. On May 10, 2011, the Board of Directors formalized the Company’s previously unwritten clawback policy by adopting a written Clawback Policy, which is available at the Investors tab on the Company’s corporate website at www.prestigebrands.com. Pursuant to the Clawback Policy, in the event that the Company is required to restate its financial statements due to material non-compliance with any financial reporting requirement under the U.S. federal securities laws, the Company shall, subject to the terms of the Clawback Policy, seek to recover from senior management any incentive-based compensation granted on or after May 10, 2011 that was paid to or received by, or is to be paid to, senior management for the three years immediately preceding the period for which the Company is required to restate its financial statements, insofar as such incentive compensation is a result of errors within the financial statements that are required to be restated. The amount of the incentive-based compensation that the Company shall seek to recover shall be the difference between the amount of the incentive-based compensation received by senior management based on the erroneous financial statements and the amount of incentive-based compensation that would have been paid to senior management based on the financial statements as restated. Notwithstanding the foregoing, the Company is not obligated to pursue any recovery contemplated above if the Board of Directors or applicable Committee thereof determines that the recovery amount is de minimis to the Company or the expected cost of recovery will exceed the amount to be recovered.

How often did the Board of Directors meet in 2014?

The Board of Directors held 10 meetings during 2014. Each director is expected to attend each meeting of the Board of Directors and those Committees on which he serves. Each of our directors attended 75% or more of the total number of meetings of the Board of Directors and those Committees on which he served during the last fiscal year. The Board of Directors expects that its members will attend the 2014 Annual Meeting of Stockholders. All of our directors attended the 2013 Annual Meeting of Stockholders.

Does the Company have a Chairman of the Board?

No. The Board of Directors has not appointed anyone to serve as the Chairman of the Board. However, the Board of Directors has appointed Dr. Costley as Lead Director. The Board of Directors has considered how to structure its leadership and determined that appointing Dr. Costley as its independent and non-executive Lead Director optimizes the effectiveness of the Board of Directors and the implementation of the Company’s corporate governance policies through independent leadership. We also believe that the current structure of the Board of Directors allows the independent directors to effectively oversee Company management and key issues related to strategy, risk and integrity.

What are the responsibilities of the Lead Director?

The Lead Director acts in a leadership capacity with respect to the Board of Directors and consults with the Chief Executive Officer of the Company between meetings of the Board of Directors. The Lead Director presides over non-management and executive sessions of the Board of Directors.

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What Committees have been established by the Board of Directors?

The Board of Directors currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. As required by the NYSE, all members of the Audit, Compensation and Nominating and Corporate Governance Committees are independent directors. The following table sets forth the current membership of the Company’s standing committees:

Committee	Membership
Audit Committee	John E. Byom (Chairman) Gary E. Costley Charles J. Hinkaty Carl J. Johnson
Compensation Committee	Charles J. Hinkaty (Chairman) John E. Byom Gary E. Costley Carl J. Johnson
Nominating and Corporate Governance Committee	Carl J. Johnson (Chairman) John E. Byom Gary E. Costley Charles J. Hinkaty

Who are the Company’s independent directors?

In accordance with the NYSE’s listing requirements, the Board of Directors has evaluated each of its members’ independence from the Company and its management. In its review of each director’s independence, the Board of Directors reviewed whether any transactions or relationships exist currently, or existed during the past three years, between each director and the Company and its subsidiaries, affiliates, equity investors or independent auditors. The Board of Directors also examined whether there were any transactions or relationships between each director and members of the senior management of the Company or their affiliates. Based on the review of the Board of Directors and the NYSE’s definition of “independence,” the Board of Directors has determined that a majority of the Board of Directors is “independent.” The independent directors currently are Messrs. Byom, Costley, Hinkaty and Johnson. The Board of Directors has also determined that each of the members of our Audit Committee is “independent” for purposes of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the NYSE’s listing requirements, and that Mr. Byom is an “audit committee financial expert” as that term is defined by SEC regulations.

Does the Board of Directors evaluate itself and its committees?

Yes. Every year, the Board of Directors and its Committees complete a self-evaluation of their performance and engage in discussion regarding the results. In the event the Board of Directors or its Committees determine that modifications to their practices are required, they expect to promptly institute the required changes to the Company’s corporate governance practices and the documents through which such practices are effectuated.

What role does the Board play in the oversight of risk management?

The Board implements its risk oversight function both as a whole and through its Committees. Throughout the year, the Board, including through executive session, and the Committees to which it has delegated responsibility conduct risk assessments and discuss identified risks and how to eliminate or mitigate such risks.

Management communicates routinely with the Board and its Committees, including through the Lead Director, on significant risks and how they are being managed, and directors are free to communicate directly with senior management. In addition, the Board is routinely informed of developments at the Company that could affect the Company’s risk profile and business in general.

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The Audit Committee has primary responsibility for overseeing the Company’s risk management. It oversees risks related to the Company’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee also oversees the internal audit function and the Company’s ethics and compliance program. The Compensation Committee evaluates the risks associated with the Company’s compensation philosophy and programs. The Nominating and Corporate Governance Committee oversees risks associated with its areas of responsibility, including, along with the Audit Committee, the Company’s Code of Conduct and Code of Ethics.

How can I communicate with the Board of Directors?

Stockholders and other interested parties may send communications to the Board of Directors or any Committee thereof or any individual director by writing to the Board of Directors, such Committee or such individual director at Prestige Brands Holdings, Inc., 660 White Plains Road, Tarrytown, New York 10591, Attention: Secretary. The Secretary will distribute all stockholder and other interested party communications to the intended recipients and/or to the entire Board of Directors, as appropriate.

In addition, stockholders and other interested parties may also contact the Lead Director or the non-management directors as a group by writing to the Lead Director at Prestige Brands Holdings, Inc., 660 White Plains Road, Tarrytown, New York 10591, Attention: Secretary. The Secretary will forward all stockholder and other interested party communications to the Lead Director, who will review and distribute, if addressed to the non-management directors, all stockholder and other interested party communications to the non-management directors as a group.

What are the Company’s Complaint Procedures?

Complaints and concerns about accounting, internal accounting controls or auditing or related matters pertaining to the Company may be submitted by writing to the Chairman of the Audit Committee at Prestige Brands Holdings, Inc., 660 White Plains Road, Tarrytown, New York 10591. Complaints may be submitted on a confidential and anonymous basis by sending them in a sealed envelope marked “Confidential.” Alternatively, complaints and concerns about accounting, internal accounting controls or auditing or related matters pertaining to the Company may be submitted by our employees confidentially and anonymously by contacting the Company’s TeleSentry Hotline. TeleSentry is an independent third party that the Company has retained to receive anonymous complaints from the Company’s employees. TeleSentry may be reached by telephone at (888) 883-1499 or by mail at P.O. Box 161, Westport, CT 06881. TeleSentry may also be contacted by e-mail at resp@telesentry.org.

What are the responsibilities of the Audit Committee?

The Audit Committee is responsible for, among other things:

(1) the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing and issuing an audit report on our annual financial statements;

(2) reviewing the independence of the independent registered public accounting firm and taking, or recommending that the Board of Directors take, appropriate action to oversee their independence;

(3) approving, in advance, all audit and non-audit services to be performed by the independent registered public accounting firm;

(4) overseeing our accounting and financial reporting processes and the audits of our financial statements;

(5) establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal control or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

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(6) engaging independent counsel and other advisers as the Audit Committee deems necessary;

(7) determining compensation of the independent registered public accounting firm, compensation of advisors hired by the Audit Committee and ordinary administrative expenses;

(8) reviewing and assessing the adequacy of the Audit Committee’s formal written charter on an annual basis;

(9) reviewing policies for risk assessment and risk management and management’s monitoring and controlling of risk exposure, including the structure and sufficiency of the Company’s risk control organization, any significant changes to corporate risk control policies and significant risk control issues; and

(10) handling such other matters as are specifically delegated to the Audit Committee by the Board of Directors from time to time.

The Board of Directors adopted a written charter for our Audit Committee, which is available at the Investors tab on our website at www.prestigebrands.com and is also available in print to any stockholder or other interested party who makes such a request in writing to the Company’s Secretary. PricewaterhouseCoopers LLP currently serves as our independent registered public accounting firm. The Audit Committee met four times during 2014.

What are the responsibilities of the Compensation Committee?

The Compensation Committee is responsible for, among other things:

(1) determining, or recommending to the Board of Directors for determination, the compensation and benefits of all of our executive officers and non-employee directors;

(2) reviewing our compensation and benefit plans to ensure that they meet corporate objectives, as well as evaluating the risk associated with the compensation and benefit plans;

(3) administering our stock plans and other incentive compensation plans; and

(4) handling such other matters as are specifically delegated to the Compensation Committee by the Board of Directors from time to time.

The Board of Directors adopted a written charter for our Compensation Committee, which is available at the Investors tab on our website at www.prestigebrands.com and is also available in print to any stockholder or other interested party who makes such a request in writing to the Company’s Secretary. Pursuant to the charter, the Compensation Committee may delegate its authority and duties to one or more subcommittees, individual members of the Compensation Committee, other members of the Board or management, as it deems appropriate, in accordance with applicable laws and regulations. In addition, the Compensation Committee may, in its sole discretion and at the Company’s expense, retain and terminate such independent consultants or experts as it deems necessary or appropriate in the performance of its duties.

The Compensation Committee has previously engaged Compensation Advisory Partners LLC (CAP) to conduct an analysis of the Company’s compensation package for the Chief Executive Officer, the other executive officers of the Company and the independent directors. However, during 2014, the Compensation Committee did not retain or otherwise use the services of CAP or any other independent consultant. During the time of CAP’s engagement, the Compensation Committee evaluated the independence of CAP in light of SEC rules and NYSE listing standards, which require consideration of the following factors: (i) whether any other services are provided to the Company by the consultant; (ii) the fees paid by the Company as a percentage of the consulting firm’s total revenue; (iii) the policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (v) any company stock owned by the individual consultants involved in the engagement; and (vi) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. The Compensation Committee discussed these considerations and concluded that the engagement of CAP and the services provided to the Compensation Committee by CAP did not raise any conflict of interest.

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The Compensation Committee met five times during 2014.

What are the responsibilities of the Nominating and Corporate Governance Committee?

The Nominating and Corporate Governance Committee is responsible for, among other things:

(1) selecting, and recommending to the Board of Directors for selection, nominees for election to the Board of Directors;

(2) making recommendations to the Board of Directors regarding the size and composition of the Board of Directors and its Committees and retirement procedures affecting members of the Board of Directors;

(3) monitoring our performance under our principles of corporate governance;

(4) monitoring risks related to its areas of responsibility, including, along with the Audit Committee, the Company’s Code of Conduct and Code of Ethics; and

(5) handling such other matters as are specifically delegated to the Nominating and Corporate Governance Committee by the Board of Directors from time to time.

The Board of Directors adopted a written charter for our Nominating and Corporate Governance Committee, which is available at the Investors tab on our website at www.prestigebrands.com and is also available in print to any stockholder or other interested party who makes such a request in writing to the Company’s Secretary. The Nominating and Corporate Governance Committee met four times during 2014.

The Nominating and Corporate Governance Committee will consider as potential director nominees any individuals properly recommended by stockholders. Recommendations concerning individuals proposed for consideration by the Nominating and Corporate Governance Committee should be addressed to Prestige Brands Holdings, Inc., 660 White Plains Road, Tarrytown, New York 10591, Attention: Secretary. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies the person for consideration, and a statement that the person has agreed to serve if nominated and elected. Stockholders who themselves want to nominate a person for election to the Board of Directors, as contrasted with recommending a potential nominee to the Nominating and Corporate Governance Committee for its consideration, are required to comply with the advance notice and other requirements set forth in the Company’s Amended and Restated Bylaws, as amended (the “Amended and Restated Bylaws”), and any applicable requirements of the Exchange Act. The Nominating and Corporate Governance Committee does not evaluate potential nominees for director differently based on whether they are recommended to the Nominating and Corporate Governance Committee by officers or directors of the Company or by a stockholder.

The Nominating and Corporate Governance Committee identifies potential candidates for nomination as directors based on recommendations by our executive officers or directors, as well as through broader searches. As noted above, the Nominating and Corporate Governance Committee also considers properly submitted stockholder recommendations for candidates for the Board of Directors. In evaluating candidates for nomination, the Nominating and Corporate Governance Committee will consider the factors it believes to be appropriate, which would generally include the candidate’s personal and professional integrity, business judgment, relevant experience and skills, and potential to be an effective director in conjunction with the rest of the Board of Directors in collectively serving the interests of our stockholders. Generally, candidates must have significant leadership, finance, consumer products and marketing experience, as discussed on page 7 of this Proxy Statement.

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What role does diversity play in the selection of members of the Board?

In evaluating potential candidates for Board membership, the Nominating and Corporate Governance Committee also considers diversity of age, gender and ethnic background and professional experience. Although the Board has not established specific goals with respect to diversity, the Board believes in a governing style that emphasizes respect for diversity in perspective and includes individuals from diverse backgrounds. The Board believes that diversity is important because various points of view contribute to a more effective, engaged Board and better decision-making processes.

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PROPOSAL NO. 2 – RATIFICATION OF APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Who has the Audit Committee selected as the Company’s independent accounting firm for 2015?

The Audit Committee has reappointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the Company’s financial statements and evaluate its systems of internal control over financial reporting for 2015. However, the Audit Committee may, in its discretion, decide to engage another independent registered public accounting firm as the Company’s auditor for 2015.

Is stockholder approval required for the appointment of an independent accounting firm for 2015?

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the appointment; however, the Audit Committee may, in its discretion, still direct the appointment of PricewaterhouseCoopers LLP. Likewise, stockholder ratification of the selection of PricewaterhouseCoopers LLP would not prevent the Audit Committee, in its discretion, from selecting and engaging another independent registered public accounting firm.

Will representatives of PricewaterhouseCoopers LLP attend the Annual Meeting?

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

What fees were paid to our independent registered public accounting firm in 2014 and 2013?

For 2014 and 2013, the following fees were billed by PricewaterhouseCoopers LLP to the Company for the indicated services:

	2014	2013
Audit Fees	$1,211,200	$800,500
Audit-Related Fees	463,000	-
Tax Fees	266,000	114,932
All Other Fees	1,800	1,800
Total Independent Accountant’s Fees	$1,942,000	$917,232

Audit Fees. Consisted of fees billed for professional services rendered for (i) the audit of our consolidated financial statements and internal control over financial reporting; (ii) the review of the interim consolidated financial statements included in quarterly reports; and (iii) the services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. Audit fees for 2014 also included additional audit work involved with the implementation of an enterprise resource planning system, a bond refinancing and additional procedures related to acquisitions including statutory audits.

Audit-Related Fees. Consisted of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” Audit-related fees for 2014 included due diligence work for three acquisitions.

Tax Fees. Consisted of fees billed for professional services for tax compliance, tax advice and tax planning. These services included assistance regarding federal, state and international tax compliance, customs and duties and tax planning.

All Other Fees. For 2014 and 2013, consisted of fees for licensing software for accounting research.

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Has the Audit Committee determined PricewaterhouseCoopers LLP’s independence from the Company?

The Audit Committee has considered the non-audit services provided by PricewaterhouseCoopers LLP and determined that the provision of such services had no effect on PricewaterhouseCoopers LLP’s independence from the Company.

How does the Audit Committee pre-approve services provided by the independent accounting firm?

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During 2014, all audit and non-audit services were approved in accordance with the Audit Committee’s pre-approval policy.

How many votes are needed to ratify the appointment of our independent accounting firm for 2015?

Approval of the proposal to ratify the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting of Stockholders and entitled to vote on the proposal.

What does the Board of Directors recommend?

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF PricewaterhouseCoopers LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015.

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PROPOSAL NO. 3 –APPROVAL OF OUR AMENDED AND RESTATED 2005 LONG-TERM INCENTIVE PLAN

The Prestige Brand Holdings, Inc. 2005 Long-Term Equity Incentive Plan (the “2005 Plan”) was approved by our Board on February 3, 2005 and by our stockholders on July 29, 2005. Our Board approved an amendment to the 2005 Plan on May 14, 2013 to add provisions necessary to allow the Company to grant awards eligible for compliance with the performance-based compensation exemption under Code Section 162(m), which amendment was approved by our stockholders on July 29, 2013. The 2005 Plan currently authorizes the issuance of up to 5,000,000 shares of our common stock pursuant to equity-based awards, such as stock options, restricted stock, restricted stock units (RSUs), deferred stock units and performance awards, as well as cash-based awards. On June 19, 2014, the Board approved, subject to the approval of our stockholders at the 2014 Annual Meeting, the Amended and Restated 2005 Long-Term Incentive Plan (the “Amended and Restated 2005 Plan”), which, among other things, authorizes an additional 1,800,000 shares of our common stock for issuance thereunder, increases the maximum number of shares subject to stock options that may be awarded to any one participant under the Amended and Restated 2005 Plan during any 12-month period from 1,000,000 to 2,500,000 shares and extends the term of the Plan by 10 years, until February 2025.

Why are the stockholders being asked to approve the Amended and Restated 2005 Plan?

The 2005 Plan has been effective in attracting and retaining highly-qualified employees and non-employee directors and has allowed the Company to provide incentives that align the economic interests of plan participants with those of our stockholders. As of June 12, 2014, the record date for the Annual Meeting, there were 1,173,485 shares of our common stock remaining available for the grant of equity awards under the 2005 Plan. In order to enable the Company to continue to offer meaningful equity-based incentives to our employees, officers, directors and consultants, our Board believes that it is both necessary and appropriate to increase the number of shares of our common stock available for these purposes. In addition, the 2005 Plan is currently set to expire on February 9, 2015, except with respect to awards then outstanding. At the same time, the Board believes that the approval of an amended and restated plan provides a good opportunity to modernize the plan design by incorporating current compensation and corporate governance practices in the amended and restated plan. As a result, on June 19, 2014, the Board approved the Amended and Restated 2005 Plan to authorize an additional 1,800,000 shares of our common stock for issuance thereunder, to increase the maximum number of shares subject to stock options that may be awarded to any one participant under the Amended and Restated 2005 Plan during any 12-month period from 1,000,000 to 2,500,000 shares and to extend the term of the Plan by 10 years. This Amended and Restated 2005 Plan is subject to approval of the stockholders at the Annual Meeting. If this Proposal 3 is not approved, the Company may grant awards up to the number of shares currently remaining available for issuance under the 2005 Plan through February 9, 2015, but may not grant any awards following such date.

In addition, the Company is requesting that the stockholders approve the material terms of the performance goals contained in the Amended and Restated 2005 Plan in order to allow certain awards to be potentially eligible for exemption from the $1.0 million deduction limit imposed by Section 162(m) of the Code. For purposes of Section 162(m), the material terms of the performance goals for awards granted under the Amended and Restated 2005 Plan include:

•	the employees eligible to receive compensation;
•	the description of the business measures on which the performance goals may be based; and
•	the maximum amount, or the formula used to calculate the maximum amount, of compensation that can be paid to an employee under the arrangement.

Each of these aspects is discussed in this Proposal 3, and stockholder approval of this Proposal 3 constitutes approval of each of these aspects for purposes of the Section 162(m) stockholder approval requirements.

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Background for Request to Approve the Amended and Restated 2005 Plan and Increase the Number of Shares Reserved for Equity Incentive Awards

Our request for stockholder approval of the Amended and Restated 2005 Plan, thereby increasing the number of shares issuable thereunder by 1,800,000 shares, considers a number of factors, including the following (each of which are discussed further below):

•	Key data relating to outstanding equity awards and shares available for grant;
•	Significant historical award information, including burn rate, overhang and dilution;
•	Future share needs; and
•	Incorporation of current compensation and corporate governance practices.

Key Data Relating to Outstanding Equity Awards and Shares Available

The following table includes information regarding outstanding equity awards and shares available for future awards under the 2005 Plan as of June 12, 2014, the record date for the Annual Meeting (and without giving effect to approval of the Amended and Restated 2005 Plan):

2005 Plan
Total shares underlying outstanding stock options	1,221,362
Weighted-average exercise price of outstanding stock options	19.99
Weighted-average remaining contractual life of outstanding stock options	-
Total shares underlying full value awards outstanding	440,399
Total shares currently available for grant	1,173,485

Significant Historical Award Information

Common measures of a stock plan’s cost include burn rate, dilution and overhang. The burn rate refers to how fast a company uses the supply of shares authorized for issuance under its stock plan. Over the last three years, the Company has maintained an average burn rate of 0.96% of shares of common stock outstanding per year. Dilution measures the degree to which our stockholders’ ownership has been diluted by stock-based compensation awarded under our various equity plans and also includes shares that may be awarded under our various equity plans in the future (“overhang”).

Key Equity Metrics	2014	2013	2012
Burn Rate (1)	0.69%	1.13%	1.05%
Overhang(2)	5.81%	7.28%	9.08%
Dilution (3)	2.76%	3.54%	4.19%

(1)	Burn rate is calculated by dividing the number of shares subject to equity awards granted during the year by the weighted-average number of shares outstanding during the year.

(2)	Overhang is calculated by dividing (a) the sum of (x) the number of shares subject to equity awards outstanding at the end of the year and (y) the number of shares available for future grants, by (b) the number of shares outstanding at the end of the year.

(3)	Dilution is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year.

Future Share Needs and Impact

We considered several factors in determining to request 1,800,000 additional shares for the Amended and Restated 2005 Plan, including:

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•	Assuming stockholder approval of the Amended and Restated 2005 Plan, 2,973,485 shares will be available for future grant. We expect this amount to last for approximately five years of awards. This estimate is based on an annual burn rate of between 0.69% and 1.05%. While we believed this modeling provided a reasonable estimate of how long such a share reserve would last, there are a number of factors that could impact our future equity share usage, including the Company’s growth.

•	The total overhang resulting from the share request represents approximately 5.72% of the shares of common stock outstanding as of June 12, 2014, the record date for the Annual Meeting.

Authorized Shares and Stock Price

The Company’s Amended and Restated Certificate of Incorporation authorizes the issuance of 250,000,000 shares of common stock. There were 51,964,923 shares of common stock issued and outstanding as of June 12, 2014, and the closing price of a share of common stock as of that date was $34.13.

Incorporation of Current Compensation and Corporate Governance Practices

The approval and adoption of an amended and restated plan provides a good opportunity to modernize the plan design by incorporating current compensation and corporate governance practices in the amended and restated plan. The Amended and Restated 2005 Plan contains the following provisions that are consistent with the interests of the Company and our stockholders, some of which are carried over from the 2005 Plan:

•	No automatic share replenishment (“evergreen”) feature. The Amended and Restated 2005 Plan does not contain an “evergreen” provision that would allow for the unlimited increase of shares reserved without requiring further stockholder approval.

•	No reload options. The Amended and Restated 2005 Plan does not permit the grant of reload options, whereby an optionee would use previously-owned shares to pay the exercise price of the option and the Committee would grant a "reload option" for the number of shares surrendered.

•	No repricing of stock options. The Amended and Restated 2005 Plan prohibits the repricing of stock options without stockholder approval. This prohibition includes reducing the exercise price after the date of grant or replacing, regranting or canceling a stock option for cash or another award (including following a participant’s voluntary surrender of underwater stock options).

•	No discounted stock options. All stock options must have an exercise price equal to or greater than the fair market value of the underlying stock on the date of grant.

•	Minimum Vesting Periods. Under the Amended and Restated 2005 Plan, except as otherwise provided by the Compensation Committee, stock options, restricted stock and restricted stock units (other than awards granted to the Company’s non-employee directors) may not vest in full in less than one year from the date of grant, subject to certain exceptions, such as vesting due to a participant’s death or disability or a change of control of the Company.

•	No liberal change in control definition. The change in control definition contained in the Amended and Restated 2005 Plan is not a “liberal” definition that would be activated on mere stockholder approval of a transaction.

•	No liberal share recycling. Shares used to pay the exercise price or withholding taxes related to an outstanding award and unissued shares resulting from net settlement of an award do not become available for issuance as future awards under the Amended and Restated 2005 Plan.

•	No award may be transferred for value. The Amended and Restated 2005 Plan prohibits the transfer of unexercised, unvested or restricted awards to independent third parties for value.

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•	Limit on awards to non-employee directors. The Amended and Restated 2005 Plan imposes a maximum number of shares (10,000) that may be awarded to any non-employee director in any calendar year.

•	No dividends on unearned awards. The Amended and Restated 2005 Plan prohibits the current payment of dividends or dividend equivalent rights on unearned awards subject to performance-based vesting.

•	Limitation on amendments. No amendments to the Amended and Restated 2005 Plan can be made without stockholder approval if such approval is necessary for continued compliance with applicable stock exchange listing requirements or any other laws, policies or regulations or if such amendment would diminish the prohibitions on repricing stock options.

Summary of the Amended and Restated 2005 Plan

The material terms of the Amended and Restated 2005 Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the Amended and Restated 2005 Plan, which is attached to this Proxy Statement as Appendix A.

What is the purpose of the Amended and Restated 2005 Plan?

The purpose of the Amended and Restated 2005 Plan is to provide eligible individuals with incentives to maximize stockholder value and otherwise contribute to our success and to enable us to attract, retain and reward the best available persons for positions of responsibility.

What types of awards may be granted under the Amended and Restated 2005 Plan and who is eligible to receive such awards?

The Amended and Restated 2005 Plan provides for grants of stock options, restricted stock, RSUs, deferred stock units, performance awards and cash-based awards (including annual bonuses). Directors, officers and other employees of the Company and its subsidiaries, as well as others performing services for the Company, are eligible for grants under the Amended and Restated 2005 Plan. However, only employees may receive grants of incentive stock options. In each case, the Compensation Committee will select the actual participants. The number of eligible participants in the Amended and Restated 2005 Plan varies from year to year; currently, there are approximately 40 persons employed by or otherwise in the service of the Company and its subsidiaries who would be eligible to receive awards under the Amended and Restated 2005 Plan at the discretion of the Compensation Committee.

Who administers the Amended and Restated 2005 Plan?

The Compensation Committee of our Board of Directors administers the Amended and Restated 2005 Plan. Our Board of Directors also has the authority to administer the Amended and Restated 2005 Plan and to take all actions that the Compensation Committee is otherwise authorized to take under the Amended and Restated 2005 Plan. Except in connection with equity restructurings and other situations in which share adjustments are specifically authorized, the Amended and Restated 2005 Plan prohibits the administrator from reducing the exercise price of any stock option without prior approval of our stockholders. This prohibition includes reducing the exercise price after the date of grant or replacing, regranting or canceling a stock option for cash or another award (including following a participant’s voluntary surrender of underwater stock options).

How many shares are available for issuance under the Amended and Restated 2005 Plan?

If the Amended and Restated 2005 Plan is approved by our stockholders, then, following the 2014 annual meeting, the aggregate number of shares of our common stock available for issuance pursuant to future awards under the Amended and Restated 2005 Plan would be 2,973,485, plus any shares subject to presently outstanding awards that subsequently become available for issuance due to awards expiring, being terminated, forfeited or settled in cash, as provided in the Amended and Restated Plan.

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The number of shares available for issuance under the Amended and Restated 2005 Plan is subject to adjustment in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets or any other change in the Company’s corporate structure or the outstanding shares of common stock. In the event of any of these occurrences, the Compensation Committee will make any adjustments it considers appropriate to, among other things, the number and kind of shares, options or other property available for issuance under the Amended and Restated 2005 Plan or covered by grants previously made under the Amended and Restated 2005 Plan. The shares available for issuance under the Amended and Restated 2005 Plan may be, in whole or in part, authorized and unissued or held as treasury shares.

If any award under the Amended and Restated 2005 Plan is settled in cash, expires or terminates unexercised, becomes unexercisable or is forfeited as to any shares, then the shares underlying such awards will be available for further grants under the Amended and Restated 2005 Plan. Shares used to pay the exercise price or withholding taxes related to an outstanding award and unissued shares resulting from net settlement of outstanding stock options do not become available for issuance as future awards under the Amended and Restated 2005 Plan.

Are there any limitations on the number or value of awards that may be granted to any individual participant under the Amended and Restated 2005 Plan?

Under the Amended and Restated 2005 Plan, the maximum amounts that may be awarded to any one participant under the Amended and Restated 2005 Plan during any 12-month period are as follows: (i) no more than 2,500,000 shares subject to stock options, and (ii) no more than 1,000,000 shares underlying awards of restricted stock or RSUs, and the maximum aggregate amount that may be paid with respect to cash-based awards under the Amended and Restated 2005 Plan to any one participant in any fiscal year is $5,000,000. The award limits in the Amended and Restated 2005 Plan were established in order to provide us with maximum flexibility, and are not necessarily indicative of the size of awards that we expect to make to any particular participant. In addition, the maximum number of shares that may be awarded to any non-employee director in any calendar year under the Amended and Restated 2005 Plan is 10,000.

What types of awards may be granted under the Amended and Restated 2005 Plan?

Awards under the Amended and Restated 2005 Plan may include stock options, restricted stock, RSUs, deferred stock units, performance awards and cash-based awards (including annual bonuses).

 Stock Options.  Under the Amended and Restated 2005 Plan, the Compensation Committee may grant incentive stock options conforming to the provisions of Section 422 of the Code and/or non-qualified stock options. In any one calendar year, the Compensation Committee may not grant to any one participant options to purchase in excess of 2,500,000 shares of common stock, subject to adjustment as described above. The exercise price of an option granted under the Amended and Restated 2005 Plan may not be less than 100% of the fair market value of a share of common stock on the date of grant. The Compensation Committee will determine the term of each option in its discretion; provided, however, that no term may exceed ten years from the date of grant.

Restricted Stock. Under the Amended and Restated 2005 Plan, the Compensation Committee may award restricted stock, subject to the conditions and restrictions and for the duration, which will be at least one year, that it determines in its discretion.

Restricted Stock Units; Deferred Stock Units. Under the Amended and Restated 2005 Plan, the Compensation Committee may award restricted stock units, subject to the conditions and restrictions and for the duration, which will be at least one year, that it determines in its discretion. Each restricted stock unit is equivalent in value to one share of common stock and entitles the participant to receive one share of common stock for each restricted stock unit at the end of the vesting period applicable to such restricted stock unit. From time to time, participants may have an opportunity to defer receipt of the shares underlying restricted stock units, within guidelines established by the Compensation Committee, in which case such restricted stock units will be converted into deferred stock units. Except as otherwise provided by the Compensation Committee, during the restriction period the participant will not have any rights as a stockholder of the Company; provided, that the participant will have the right to receive accumulated dividends or distributions with respect to the corresponding number of shares of common stock underlying each restricted stock unit at the end of the vesting period, unless such restricted stock units are converted into deferred stock units, in which case such accumulated dividends or distributions will be paid by the Company to the participant at such time as the deferred stock units are converted into shares.

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Performance Awards. Under the Amended and Restated 2005 Plan, the Compensation Committee may grant performance awards contingent upon achievement by the participant, the Company and/or its subsidiaries or divisions of set goals and objectives regarding specified performance criteria, as designated by the Compensation Committee. Performance awards may include specific dollar-value target awards, performance units (the value of which is established by the Compensation Committee at the time of grant), and/or performance shares (the value of which is equal to the fair market value of a share of common stock on the date of grant). The value of a performance award may be fixed or fluctuate on the basis of specified performance criteria. A performance award may be paid out in cash and/or shares of our common stock or other securities. For performance awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the performance targets will be established by the Compensation Committee based on the stockholder-approved “performance goals” (which are described below).

Cash-Based Awards. Under the Amended and Restated 2005 Plan, the Compensation Committee may grant cash-based awards, including performance-based annual bonus awards.

What are the “performance goals” under the Amended and Restated 2005 Plan for purposes of performance awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code?

The Compensation Committee may designate any award granted under the Amended and Restated 2005 Plan as a qualified performance-based award potentially eligible for exemption from the $1.0 million deduction limit imposed by Section 162(m) of the Code. If an award is so designated, the Compensation Committee must establish objectively determinable performance goals for the award based on one or more of the following business measures:

•	net earnings or net income (before or after taxes)
•	earnings growth
•	earnings per share
•	net sales (including net sales growth)
•	gross profits or net operating profit
•	return measures (including, but not limited to, return on assets, capital, equity, or sales)
•	cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on capital and statutory cash measures)
•	revenue growth
•	earnings before or after taxes, interest, depreciation, and/or amortization
•	productivity ratios
•	share price (including, but not limited to, growth measures, total stockholder return, book value per share or total, and any component required to compute same)
•	expense targets
•	margins (including, but not limited to, gross or operating margins)
•	operating efficiency
•	customer satisfaction or increase in the number of customers
•	attainment of budget goals
•	division working capital turnover
•	attainment of strategic or operational initiatives
•	market share
•	cost reductions
•	working capital (including, but not limited to, capital ratios, capital or book value)
•	EVA® and other value-added measures

The Compensation Committee may select one performance measure or multiple performance measures for measuring performance, and the performance goals based on such measures may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, region, department or function within the Company or an affiliate. The Compensation Committee will define in an objective fashion the manner of calculating the performance goals based on the performance measures it selects to use in any performance period, and will establish such performance goals within the time period prescribed by, and will otherwise comply with the requirements of, Code Section 162(m). In determining the actual amount to be paid with respect to a Section 162(m) award for a performance period, the Compensation Committee may reduce (but not increase) the amount that would otherwise be payable as a result of satisfying the applicable performance goals.

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The group of employees whose compensation would be subject to the performance goals described above would include the Company’s senior officers, including the executive officers required to file reports under Section 16 of the Exchange Act. Although Section 162(m) of the Code only limits deductibility for compensation paid to the chief executive officer or any of the Company’s three other most highly compensated executive officers (other than the chief financial officer) who are employed as of the end of the year, we may apply the performance goals to all senior officers in the event that any of them becomes a covered employee under Section 162(m) of the Code.

Is the Compensation Committee required to issue awards that qualify for the performance-based compensation exemption?

No. To maintain flexibility in compensating our executives, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the Section 162(m) deduction limit when the Compensation Committee believes that such payments are appropriate. In addition, a number of requirements must be met for particular compensation to qualify for purposes of Section 162(m), so there can be no assurance that compensation under the Amended and Restated 2005 Plan will be fully deductible under all circumstances.

Are there any minimum vesting requirements under the Amended and Restated 2005 Plan?

Except as otherwise provided by the Compensation Committee, awards granted under the Amended and Restated 2005 Plan, other than awards granted to the Company’s non-employee directors, may not vest in full in less than one year from the date of grant, subject to certain exceptions, such as vesting due to a participant’s death or disability or a change of control of the Company.

What effect would a change in control of the Company have on outstanding equity awards?

The Amended and Restated 2005 Plan provides that if we undergo a change in control (as defined in the Amended and Restated 2005 Plan) and a participant is terminated from service (other than for cause) within one year thereafter, then, subject to any applicable limitations under Section 162(m):

•	all options will become fully vested and exercisable and remain so for up to one year after the date of termination,

•	all restrictions on restricted stock and restricted stock units granted to such participant will lapse, and

•	performance awards will vest based on actual achievement as of the applicable performance goals, measured as of the date of the change in control.

In addition, the Compensation Committee has the authority to grant awards that will become fully vested automatically upon a change in control of the Company, whether or not the participant is subsequently terminated. As described in the Compensation Discussion and Analysis later in this proxy statement, the Compensation Committee has historically granted awards that become fully vested automatically upon a change in control of the Company, whether or not the participant is subsequently terminated.

What effect would a participant’s termination of service have on his or her outstanding equity awards?

All options under the Amended and Restated 2005 Plan, whether or not then exercisable, generally cease vesting when a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or its subsidiaries. In general, options that are exercisable will remain exercisable for up to 30 days after the date of cessation of service, so long as the participant does not compete with the Company during such 30-day period, and all options that were not exercisable on the date of cessation of service will terminate upon the date of cessation of service. In the case of a participant’s death or disability, all options that are exercisable will remain so for up to 180 days after the date of death or disability, so long as the participant does not compete with the Company during such 180-day period, and all options that were not exercisable will terminate upon the date of death or disability. In the case of a participant’s retirement, all options that are exercisable will remain so for up to 90 days after the date of retirement, so long as the participant does not compete with the Company during such 90-day period, and all options that were not exercisable will terminate upon the date of retirement. In each of the foregoing circumstances, the Board of Directors or Compensation Committee may elect to accelerate the vesting of unvested options and/or further extend the applicable exercise period in its discretion. Upon termination for cause, all options will terminate immediately.

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In general, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or its subsidiaries during any period of restriction, all shares of restricted stock or restricted stock units on which the restrictions have not lapsed will be immediately forfeited to the Company. If, however, the cessation occurs due to death, disability or retirement, the Compensation Committee may elect to provide that all restrictions on shares of restricted stock or restricted stock units granted to such participant will lapse.

Unless the Compensation Committee determines otherwise, and subject to any applicable limitations under Section 162(m), if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or its subsidiaries prior to completion of a performance cycle due to death, disability or retirement, the participant will receive the portion of the performance award payable to him or her based on achievement of the applicable performance criteria over the elapsed portion of the performance cycle. If termination of employment or service occurs for any other reason prior to completion of a performance cycle, the participant will become ineligible to receive any portion of a performance award.

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Are awards granted under the Amended and Restated 2005 Plan transferable?

Unless the Compensation Committee determines otherwise, no award made under the Amended and Restated 2005 Plan will be transferable other than by will or the laws of descent and distribution or to a participant’s family member by gift or a qualified domestic relations order; provided, however, that no awards may be transferred for value. Awards may be exercised only by the participant, his or her qualified family member transferee, or any of their respective executors, administrators, guardians, or legal representatives.

What are the amendment and termination provisions of the Amended and Restated 2005 Plan?

The Board of Directors or the Compensation Committee may amend or terminate the Amended and Restated 2005 Plan in its discretion, except that no amendment will become effective without prior approval of our stockholders if such approval is necessary for continued compliance with applicable stock exchange listing requirements or any other laws, policies or regulations. In addition, the Board of Directors or the Compensation Committee may condition any amendment on the approval of our stockholders for any other reason. No termination or amendment may adversely affect in a material manner any outstanding rights or obligations under the Amended and Restated 2005 Plan without the affected participant’s consent. In addition, without the prior approval of our stockholders, the Amended and Restated 2005 Plan may not be amended to permit: (i) the exercise price of an option to be reduced, directly or indirectly, (ii) an option to be cancelled in exchange for cash, other awards, or options with an exercise price that is less than the exercise price of the original option, or otherwise, or (iii) the Company to repurchase an option for value (in cash or otherwise) from a participant if the current fair market value of the shares underlying the option is lower than the exercise price per share of the option.

Unless terminated earlier by the Board or Compensation Committee, if this Proposal 3 is approved by our stockholders, the Amended and Restated 2005 Plan will terminate on February 9, 2025.

What are the federal income tax consequences of awards granted under the Amended and Restated 2005 Plan?

The following is a summary of the principal U.S. federal income tax consequences to the Company and to participants subject to U.S. taxation with respect to awards granted under the Amended and Restated 2005 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside. Plan participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and/or exercise of the awards and the ownership and disposition of any underlying securities.

Incentive Stock Options. A participant who is granted an incentive stock option, or ISO, will not recognize any taxable income for federal income tax purposes either on the grant or exercise of the ISO. If the participant disposes of the shares purchased pursuant to the ISO more than two years after the date of grant and more than one year after the issuance of the shares to the participant (the required statutory “holding period”), then (i) the participant will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option price, and (ii) the Company will not be entitled to a deduction with respect to the shares of stock so issued. If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option price, and (ii) the gain on the sale. Also in that case, the Company will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the participant. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the option price results in a capital loss. The excess of the fair market value of the shares on the date of exercise over the option price is, however, includable in the option holder’s income for alternative minimum tax purposes.

Nonqualified Stock Options.  A participant who is granted a nonqualified stock option under the Amended and Restated 2005 Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares. The Company generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant, subject to any applicable limitations under Section 162(m). Upon disposition of the shares purchased pursuant to the stock option, the participant will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount paid for the shares and the amount previously recognized by the participant as ordinary income.

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Restricted Stock.  A participant will not be taxed at the date of grant of an award of restricted stock, but will be taxed at ordinary income rates on the fair market value of any shares of restricted stock as of the date that the restrictions lapse and the shares vest, unless the participant elects under Section 83(b) of the Code to include in income the fair market value of the restricted stock as of the date of such grant. The Company will be entitled to a corresponding deduction, subject to any applicable limitations under Section 162(m). Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the grant of the restricted shares, if the participant has made an election under Section 83(b) of the Code). To the extent unrestricted dividends are paid during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by the Company, subject to any applicable limitations under Section 162(m), unless the participant has made a Section 83(b) election, in which case the dividends will thereafter be taxable to the participant as dividends and will not be deductible by the Company.

Stock Units.  A participant will normally not recognize taxable income upon an award of restricted stock units or deferred stock units, but will generally recognize ordinary income at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. The Company will be entitled to a corresponding deduction at the same time, subject to any applicable limitations under Section 162(m).

Performance Awards. Any option, award of restricted stock or award of restricted stock units may be granted with performance vesting conditions. The federal income tax effects of such a performance award would be generally the same as described above for that type of award.

Benefits to Directors, Named Executive Officers and Others

Awards under the Amended and Restated 2005 Plan are at the discretion of the administrator. Accordingly, future awards under the Amended and Restated 2005 Plan are not determinable.

As of June 12, 2014, the record date for the Annual Meeting, approximately 3,826,515 shares had been granted (and not forfeited, expired or otherwise returned to the plan share reserve) under the 2005 Plan. The following table shows the number of shares subject to outstanding awards granted under the 2005 Plan to our named executive officers and the other individuals and groups indicated.

	Service-Based Full Value Awards(1)	Stock Options
Name and Position	Number of Shares (#)	Number of Shares (#)
Matthew M. Mannelly President and Chief Executive Officer	68,373	329,932
Ronald M. Lombardi Chief Financial Officer	61,157	153,553
Timothy J. Connors Executive Vice President, Sales and Marketing	45,965	134,115
John F. Parkinson Senior Vice President, International	23,759	108,122
Samuel C. Cowley General Counsel, Vice President, Business Development	22,519	45,487
All Executive Officers as a Group	249,742	855,650
All Employees as a Group (Including all Officers who are not Executive Officers)	371,082	1,221,362
All Non-Employee Directors as a Group	69,317	-

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(1)	Service-based full value awards include restricted stock and RSUs.

How many votes are needed to approve the Amended and Restated 2005 Plan?

The approval of the Amended and Restated 2005 Plan requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the proposal.

What does the Board of Directors recommend?

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL 3.

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PROPOSAL NO. 4 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Why are we submitting this matter to you?

We are required by Section 14A of the Exchange Act and by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) to provide our stockholders with the opportunity to approve, on an advisory, non-binding basis, the compensation of our named executive officers contained in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our executive compensation as described in this Proxy Statement. Our executive compensation program is described in the Compensation Discussion and Analysis (“CD&A”), executive compensation tables and other narrative executive compensation disclosures required by the disclosure rules of the SEC, all of which are found in this Proxy Statement. In particular, the CD&A, beginning on page 36 of this Proxy Statement, describes the Company’s executive compensation program in detail, and we encourage you to review it.

The Board of Directors has determined, in line with the recommendation of the Company’s stockholders, to have an annual advisory vote on the compensation of our named executed officers. Accordingly, the next advisory vote on executive compensation will occur at our 2015 Annual Meeting of Stockholders.

What are you being asked to vote on?

Stockholders are being asked to vote either for or against the following non-binding resolution:

RESOLVED, that the stockholders of Prestige Brands Holdings, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures included in this Proxy Statement.

Is this vote binding?

No. As provided by the Dodd-Frank Act, this vote will not be binding on the Board of Directors or the Compensation Committee and may not be construed as overruling a decision by the Board of Directors or the Compensation Committee or creating or implying any additional fiduciary duty for the Board. Further, it will not affect any compensation paid or awarded to any executive officer. The Compensation Committee and the Board will, however, take into account the outcome of the vote when considering future executive compensation arrangements.

What vote is required for approval of the Say-on-Pay proposal?

The approval of this non-binding resolution requires the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the proposal. However, even if this proposal is not approved by the required vote, the Board and the Compensation Committee will take into account the result of the vote when determining future executive compensation arrangements, particularly if the votes cast against the resolution exceed the number of votes cast in favor of the resolution.

What does the Board recommend?

For all of the reasons discussed in our CD&A beginning on page 36 of this Proxy Statement, YOUR Board of Directors recommends that you vote FOR the approval of the compensation of our named executive officers as described in this Proxy Statement.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 12, 2014 by: (1) each of our named executive officers; (2) each of our directors; (3) all directors and executive officers as a group; and (4) each person or entity known to us to be the beneficial owner of more than five percent of our outstanding shares of common stock. All information with respect to beneficial ownership of a five percent beneficial owner of our common stock was obtained from such beneficial owner’s Schedule 13G filed with the SEC. Unless otherwise indicated, (i) each person or entity named below has sole voting and investment power with respect to the number of shares set forth opposite his, her or its name; and (ii) the address of each person named in the table below is c/o Prestige Brands Holdings, Inc., 660 White Plains Road, Tarrytown, New York 10591.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage (1)
5% or more Stockholders:
BlackRock, Inc. (2)	5,283,910	10.2%
Dimensional Fund Advisors LP (3)	3,874,469	7.5%
FMR LLC (4)	3,341,810	6.4%
The Vanguard Group (5)	3,283,723	6.3%
Directors and Named Executive Officers:
Matthew M. Mannelly (6)	52,628	*
Timothy J. Connors (7)	82,877	*
Ronald M. Lombardi (8)	101,707	*
John F. Parkinson (9)	101,706	*
Samuel C. Cowley (10)	6,833
John E. Byom	23,771	*
Gary E. Costley	25,022	*
Charles J. Hinkaty	27,690	*
Carl J. Johnson	2,335	*
All directors and executive officers as a group (11 persons)(11)	448,807	0.9%

 ____________

* Denotes less than one percent.

(1)	Percent is based on 51,964,923 shares of our common stock outstanding as of June 12, 2014.

(2)	The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10022. BlackRock, Inc. has sole voting power with respect to 5,090,108 shares and sole dispositive power with respect to 5,283,910 shares. The information disclosed herein was obtained from the Schedule 13G/A filed with the SEC by BlackRock, Inc. on June 9, 2014.

(3)	The address for Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746. Dimensional Fund Advisors LP has sole voting power with respect to 3,799,272 shares and sole dispositive power with respect to all of the reported shares. Dimensional Fund Advisors LP or its subsidiaries serve as investment advisor, sub-advisor and/or manager to certain investment companies, group trusts and accounts that own all of the reported shares. Dimensional Fund Advisors LP disclaims beneficial ownership of such shares. The information disclosed herein was obtained from the Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP on February 10, 2014.

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(4)	The address for FMR LLC is 245 Summer Street, Boston, MA 02210. FMR LLC has sole voting power with respect to 500 shares and sole dispositive power with respect to 3,341,810 shares. Edward C. Johnson 3d has sole dispositive power with respect to all such shares. Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, is the beneficial owner of 2,300,402 shares as a result of acting as investment advisor to various investment companies. Fidelity SelectCo, LLC, a wholly owned subsidiary of FMR LLC, is the beneficial owner of 1,041,408 shares as a result of acting as investment advisor to various investment companies. The information disclosed herein was obtained from the Schedule 13G/A jointly filed with the SEC by FMR LLC, Edward C. Johnson 3d and Fidelity Management & Research Company on February 14, 2014.

(5)	The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The Vanguard Group has sole voting power with respect to 72,481 shares, sole dispositive power with respect to 3,214,942 shares, and shared dispositive power with respect to 68,781 shares. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, is the beneficial owner of 68,781 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, is the beneficial owner of 3,700 shares as a result of its serving as investment manager of Australian investment offerings. The information disclosed herein was obtained from the Schedule 13G/A filed with the SEC by The Vanguard Group on February 12, 2014.

(6)	Includes shares of the Company’s common stock underlying stock options that vested and became exercisable as follows: (i) 7,326 shares on August 6, 2013; and (iii) 7,982 shares on May 14, 2014. Also includes 7,326 shares of common stock underlying stock options that vest and become exercisable on August 6, 2014.

(7)	Includes shares of the Company’s common stock underlying stock options that vested and became exercisable as follows: (i) 5 shares on April 19, 2013; (ii) 23,962 shares on May 10, 2014; (iii) 24,840 shares on May 9, 2014; and (iv) 11,262 shares on May 14, 2014.

(8)	Includes shares of the Company’s common stock underlying options that vested and became exercisable as follows: (i) 6,373 shares on December 6, 2013; (ii) 26,183 shares on May 9, 2014; (iii) 23,220 shares on May 10, 2014; and (iv) 12,931 shares on May 14, 2014.

(9)	Includes shares of the Company’s common stock underlying stock options that vested and became exercisable as follows: (i) 10,069 shares on each of April 8, 2011 and 2012; (ii) 10,070 shares on April 8, 2013; (iii) 8,440 shares on each of May 10, 2012, 2013 and 2014; (iv) 9,104 shares on each of May 9, 2013 and 2014; and (v) 4,016 shares on May 14, 2014.

(10)	Includes 5,783 shares of the Company’s common stock underlying stock options that vested and became exercisable on May 14, 2014.

(11)	Includes 246,600 shares of the Company’s common stock underlying stock options currently exercisable or exercisable within 60 days of June 12, 2014.

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SECURITIES AUTHORIZED FOR ISSUANCE
UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

The following table sets forth certain information regarding our 2005 Plan as of March 31, 2014.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	994,833	(1)	$15.24	(2)	1,577,613	(3)

Equity compensation plans not approved by security holders	-		-		-
Total	994,833		$15.24		1,577,613

(1)	Consists of shares issuable pursuant to the exercise or conversion of outstanding stock options or restricted stock units.

(2)	Calculation of the weighted-average exercise price of outstanding awards includes stock options, but does not include restricted stock units that convert to shares of common stock for no consideration.

(3)	All of such shares may be issued pursuant to grants of full-value stock awards.

Because the Company granted equity awards to certain employees on May 12, 2014, the Company determined to supplement the table above with the table below for transparency and full disclosure purposes. The following table sets forth certain information regarding our 2005 Plan as of June 12, 2014.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,221,362	(1)	$19.99	(2)	1,173,485	(3)

Equity compensation plans not approved by security holders	-		-		-
Total	1,221,362		$19.99		1,173,485

(1)	Consists of shares issuable pursuant to the exercise or conversion of outstanding stock options or restricted stock units.

(2)	Calculation of the weighted-average exercise price of outstanding awards includes stock options, but does not include restricted stock units that convert to shares of common stock for no consideration.

(3)	All of such shares may be issued pursuant to grants of full-value stock awards.

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COMPENSATION DISCUSSION AND ANALYSIS

The following section is a discussion and analysis of our compensation for our named executive officers listed below:

•	Matthew M. Mannelly, our President and Chief Executive Officer;
•	Ronald M. Lombardi, our Chief Financial Officer;
•	Timothy J. Connors, our Executive Vice President, Sales and Marketing;
•	John F. Parkinson, our Senior Vice President, International; and
•	Samuel C. Cowley, our General Counsel, Vice President, Business Development, and Secretary.

Executive Summary

The following is a brief overview of the information provided in this section.

Our Performance During 2014. During 2014, the Company’s net sales and Adjusted EBITDA were $601,881,000 and $204,197,000, respectively, as measured for our Annual Cash Incentive Plan. Adjusted EBITDA is operating income plus depreciation and amortization and integration and acquisition costs related to the Care Pharma, Hydralyte and Insight Pharmaceuticals acquisitions.

Please refer to Appendix B for a reconciliation of non-GAAP Adjusted EBITDA to GAAP operating income, our most directly comparable financial measure presented in accordance with GAAP. All references in this Compensation Discussion and Analysis to “Adjusted EBITDA” refer to the non-GAAP figures described above.

Brief Summary of our Compensation Program for 2014.

•	The objective of our executive compensation program is to attract, motivate and retain talented management while ensuring that our executive officers are compensated in a way that advances the interests of the Company and our stockholders.

•	Compensation for our executive officers for 2014 included base salary, annual cash incentive awards, and long-term equity awards.

•	Annual cash incentive awards were earned based on the Company’s achievement of pre-determined performance goals related to net sales and Adjusted EBITDA. The Company’s 2014 net sales and Adjusted EBITDA were $601,881,000 and $204,197,000, respectively. Pursuant to the 2014 Annual Cash Incentive Plan, our named executive officers achieved a bonus payout equal to 70% of their target bonus with additional adjustments of between 80% to 120% of that bonus payout, based on individual performance throughout the year.

•	In 2014, long-term equity awards granted to our executive officers were comprised of restricted stock units that vest on the three-year anniversary of the date of grant and stock options that vest in three equal annual installments commencing on the first anniversary of the date of grant.

•	Each of our executive officers has an employment agreement that provides severance upon a termination of employment without cause or a resignation for good reason.

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Policies and Practices

•	Pursuant to our Stock Ownership Guidelines, our executive officers are required to own a specified value of stock based on a multiple of base salary (4x, in the case of our Chief Executive Officer; 3x, in the case of our Chief Financial Officer, Chief Marketing Officer and General Counsel; and 2x, in the case of our other senior executive officers). Please see page 12 of this Proxy Statement for additional information regarding our Stock Ownership Guidelines.

•	Pursuant to our Clawback Policy, in the event that the Company is required to restate its financial statements, the Company will seek to recover from senior management any incentive-based compensation granted on and after May 10, 2011, for the three years immediately preceding the period for which the Company is required to restate, if such incentive compensation is a result of errors within the financial statements that are required to be restated. Please see page 13 of this Proxy Statement for additional information regarding our Clawback Policy.

What is the purpose of the Compensation Discussion and Analysis?

This Compensation Discussion and Analysis has been prepared in order to provide a summary of the policies and procedures established by the Company in reviewing and determining compensation for our executive officers. Specifically, the following discussion will outline, among other things, the objectives of executive compensation, the elements of executive compensation, how determinations are made as to specific elements of, and total, executive compensation, severance and change-in-control payments, and executive officer involvement in setting executive compensation.

It is the intent of the Company, through the efforts of the Compensation Committee, to:

•	Motivate our leaders to deliver a high degree of business performance and ensure that their interests are closely aligned with those of our investors;
•	Attract and retain highly qualified senior leaders who can drive a global enterprise to success in today’s competitive marketplace;
•	Differentiate compensation so that it varies based on individual and team performance;
•	Establish executive compensation that is competitive with the compensation offered by similarly-situated companies;
•	Focus management on both the Company’s short-term and long-term strategy, performance and success; and
•	Assess the Company’s risks, if any, related to its compensation practices and programs.

What are the overall objectives of the Company’s executive compensation programs?

The Compensation Committee is responsible for setting and administering the policies which govern executive compensation. The general philosophy of our executive compensation programs is to attract, motivate and retain talented management while ensuring that our executive officers are compensated in a way that advances the interests of the Company and our stockholders. The Company uses the following types of cash and equity compensation to compensate and reward our executive officers for their performance: base salary, a cash-based annual incentive plan, and long-term equity awards comprised of restricted stock or restricted stock units and stock options. The Compensation Committee believes that the elements of compensation that it selected creates a flexible compensation package that focuses and rewards executives for short and long-term performance while aligning the interests of our executive officers with the interests of the Company’s stockholders.

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Each element of executive compensation described above is determined based on:

•	the executive’s level of responsibility and function within the Company;
•	the executive’s performance within the Company;
•	the overall performance and profitability of the Company; and
•	executive compensation offered to similarly-situated executives at peer companies.

Through a combination of salary, incentive-based cash awards and other equity awards, the Compensation Committee desires to provide attractive and competitive compensation to the executive officers, a significant portion of which is contingent upon the Company’s performance.

How are the Company’s executive compensation programs structured in order to address the Company’s objectives?

Performance. Our executive compensation includes a significant amount of performance-based, or at-risk, compensation. The Compensation Committee believes that the use of performance-based compensation allows the Company to tailor the compensation paid to our executive officers to the Company’s performance and maintain a compensation system that significantly affects executive compensation in the event the Company does not meet the pre-determined performance goals. Furthermore, by utilizing threshold performance targets as a part of executive compensation, in the event the Company does not meet these targets, performance-based incentive compensation is entirely at-risk and is not paid to the executive officers. However, the Compensation Committee and Board generally retain and are entitled to exercise their discretion to increase or decrease the size of an award to an employee based on the employee’s individual performance or to pay awards that were not earned when the circumstances warrant – such as for employee morale and retention purposes.

Alignment. By motivating and incentivizing our executive officers with regard to the Company’s short- and long-term goals, the Compensation Committee believes that the interests of the executive officers and the Company’s stockholders are properly aligned.

Did the Compensation Committee use the services of an independent consultant during 2014?

As discussed earlier in this Proxy Statement, the Compensation Committee has previously engaged CAP to conduct an analysis of the Company’s compensation package for the Chief Executive Officer, the other executive officers of the Company and the independent directors. However, during 2014, the Compensation Committee did not retain or otherwise use the services of CAP or any other independent consultant.

Does the Compensation Committee use a peer group of companies?

Yes. The group of peer companies identified by CAP, and approved by the Compensation Committee, is currently comprised of the following publicly-traded companies:

•	B&G Foods Holdings Corp.
•	Blyth Inc.
•	Elizabeth Arden Inc.
•	Hain Celestial Group, Inc.
•	Helen of Troy Limited
•	Hi Tech Pharmacal Co. Inc.
•	Inter Parfums, Inc.
•	Lancaster Colony Corp.
•	Libbey Inc.
•	Lifetime Brands, Inc.
•	Maidenform Brands, Inc.

•	Par Pharmaceutical Companies Inc.

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•	Seneca Foods Corp.
•	Snyders-Lance Inc.
•	WD-40 Company
•	Zep, Inc.

The peer group was developed by selecting consumer products companies that have a similar revenue base and market capitalization as the Company.

What are the elements of the Company’s executive compensation program and why does the Company pay them?

The following table provides additional information regarding the various elements of our executive compensation.

Pay Element	What the Pay Element Is Intended to Reward	Fixed or Variable	Purpose of the Pay Element
Base Salary	Skills, experience, competence, performance, responsibility, leadership and contribution to the Company	Fixed	Recognize the level of job scope and complexity, and the skills, experience, leadership and sustained performance required by the executive.

Annual Cash Incentive Plan	Efforts to achieve annual target revenue and profitability	Variable

Reward the achievement of annual financial targets.

Ensures compensation is properly tailored to financial performance, including being completely at risk for failure to meet annual financial threshold targets.

Long-Term Incentives (Restricted Stock, Restricted Stock Units and Stock Options)

•   Efforts to achieve long-term revenue growth and profitability over the three year vesting period

•   Ability to increase and maintain stock price

•   Continued employment with the Company during the three year vesting period

Variable

Reward achievement of long-term financial performance and strategic corporate initiatives.

Provide a competitive mix of incentives to attract and retain top talent and to further reinforce alignment between the interests of management and stockholders.

How does the Company determine the types and amounts of executive compensation?

In structuring executive compensation, the Compensation Committee reviews and considers market data previously provided to it by CAP and has offered compensation packages generally targeted generally to approximate the median level of total compensation offered to similarly-situated executive officers at companies in the Company’s peer group. The market data, however, is not determinative of the executive’s compensation; instead, the Compensation Committee uses the market data as one of many inputs in its decisions. For example, an executive officer’s total compensation may be higher or lower than the market median based on level of responsibility, individual experience and performance in a particular year.

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Base Salary. Base salary for our executive officers is determined based on the scope of work, skills, experience, responsibilities, performance and seniority of the executive, peer group salaries for similarly-situated positions and the recommendation of the Chief Executive Officer (except in the case of his own compensation, which is determined by the Compensation Committee and the Board of Directors). The Company views base salary as a fixed component of executive compensation that compensates the executive officer for the daily responsibilities assumed in keeping the Company operating throughout the year. Except where an existing agreement establishes an executive’s salary, the Compensation Committee reviews executive officers’ salaries annually at the end of the fiscal year and establishes the base salaries for the upcoming fiscal year. The base salaries paid to our named executive officers during 2014 are set forth in the “Salary” column of the Summary Compensation table on page 47 of this Proxy Statement. In May 2014, in connection with its annual review of base salaries, the Board approved adjustments in base salaries. The following table sets forth the base salaries to be paid to our named executive officers during 2015:

Name	2015 Salary
Mr. Mannelly	$735,000
Mr. Lombardi	$475,000
Mr. Connors	$425,000
Mr. Parkinson	$287,500
Mr. Cowley	$356,000

Annual Cash Incentive Plan. As part of our executive compensation, we have established an annual cash incentive plan, which provides our executive officers with the ability to receive additional cash compensation based on a percentage of base salary and the Company’s performance. The Company views the Annual Cash Incentive Plan as a performance-based component of executive compensation that motivates and incentivizes the executive officers to achieve the short-term goals of the Company and our stockholders.

At the start of a fiscal year, the Compensation Committee establishes performance measures for the Annual Cash Incentive Plan. The Compensation Committee selected net sales as a performance metric to drive consistent top-line growth and Adjusted EBITDA as a performance metric to drive stockholder value creation in terms of growth of earnings per share and free cash flow. Following the close of the fiscal year, the Compensation Committee assesses the Company’s performance against the pre-determined performance targets for net sales and Adjusted EBITDA and determines the amount, if any, of additional cash compensation earned by the executive officers. In order to be eligible to receive cash incentive compensation, the executive must be employed with the Company at the end of the Company’s fiscal year.

Each named executive officer has a target bonus, expressed as a percentage of his base salary, which for 2014 were as follows: Mr. Mannelly, 100%; Mr. Lombardi, 60%; Mr. Connors, 50%; Mr. Parkinson, 45%; and Mr. Cowley, 50%.

The following table indicates, for the 2014 Annual Cash Incentive Plan, the 2014 net sales, Adjusted EBITDA and payout levels approved by the Compensation Committee that correspond to the threshold, target and maximum performance by the Company. In determining the amount of any payment under the 2014 Annual Cash Incentive Plan, net sales performance against the net sales target is weighted 20% and Adjusted EBITDA performance against the Adjusted EBITDA target is weighted 80%. The named executive officers may earn no payment (if performance is below threshold) or a payment on a sliding-scale between the minimum (threshold) amount and the maximum amount, inclusive of the target amount based on the Company’s performance.

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Performance Level (Percent of Plan)	Net sales	Adjusted EBITDA*	Payout (Percent of Annual Cash Incentive Payment) Amount
Threshold (90%)	$567,700,000	$196,900,000	50%
Target (100%)	$630,100,000	$218,800,000	100%
Maximum (110%)	$693,100,000	$240,700,000	200%

Adjusted EBITDA is operating income plus depreciation and amortization and integration and acquisition costs related to the Care Pharma, Hydralyte and Insight Pharmaceuticals acquisitions.

Our 2014 net sales and Adjusted EBITDA were $601,881,000 and $204,197,000, respectively. Based on the results of these financial metrics, our named executive officers earned 70% of their target bonus. To determine actual bonus payments, the Compensation Committee adjusted that bonus payout by between 80% to 120%, based on its subjective review of the executive’s individual performance during 2014. The 2014 Annual Cash Incentive Plan payouts to our named executive officers are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation table on page 47 of this Proxy Statement.

Performance Matrix for 2015. The 2015 Annual Cash Incentive Plan operates similar to the 2014 Annual Cash Incentive Plan - the performance matrix threshold, target and maximum payouts are 50%, 100% and 200%, respectively, of the executive’s target bonus. Furthermore, similar to 2014, the performance goals established under the 2015 Annual Cash Incentive Plan are exclusive of one-time items that the Company may make during such time period. As a result, in the event the Company consummates an acquisition or a divestiture in 2015, the Compensation Committee will modify the performance goals after considering the effect of such acquisition or divestiture on the expected financial performance of the Company. The 2015 Annual Cash Incentive Plan also applies a threshold for bonus eligibility of 90% of target and applies a level for a maximum payout of 110% of target.

Equity Awards. Executive officers of the Company are eligible to receive equity awards under our 2005 Plan. Awards under the 2005 Plan help relate a significant portion of an executive officer’s long-term compensation directly to stock price appreciation realized by all of our stockholders and aligns an executive officer’s interests with those of our stockholders. Under the 2005 Plan, our executive officers have received restricted common stock, restricted stock units and stock options.

Restricted Stock and Restricted Stock Unit Awards

On May 14, 2013, the Compensation Committee granted restricted stock units to the executive officers, including Messrs. Mannelly, Lombardi, Connors, Parkinson and Cowley, and additional employees of the Company. These grants vest three years after the date of grant. On May 14, 2013, Messrs. Lombardi, Connors and Cowley also received a grant of restricted stock units that vest in three equal installments beginning on the first anniversary of the date of grant for outstanding performance during the year.

Stock Option Awards

On May 14, 2013, the executive officers, including Messrs. Mannelly, Lombardi, Connors, Parkinson and Cowley, and additional employees of the Company received grants of stock options for a specified number of shares with an exercise price of $29.94. The stock options vest in three equal annual installments commencing on the one-year anniversary of the date of grant. The term of the stock options is ten years from the date of grant.

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Overall Philosophy and Objectives Regarding Equity Awards

The Company views the above-mentioned equity awards as components of executive compensation that motivate and incentivize management to achieve the long-term performance goals (including stock price appreciation) of the Company and our stockholders. In addition, under the 2005 Plan, the restricted stock, restricted stock units and stock options awarded to management are subject to acceleration under certain circumstances, including a change in control of the Company. With regard to change-in-control payments, the Compensation Committee believes that the additional compensation that a grantee would be entitled to receive in connection with a change in control of the Company is in the best interests of the Company as such additional compensation is necessary to retain the grantees (who would be instrumental in effectuating such change-in-control transaction) in the Company’s employ while a change-in-control transaction is being contemplated, negotiated and consummated. For more information regarding change-in-control benefits, please see the section titled “Severance and Change in Control Provisions” below.

The Compensation Committee believes equity-based incentive compensation aligns executive and stockholder interests because:

•	the use of a multi-year vesting schedule for equity awards encourages executive retention and emphasizes the attainment of long-term performance goals;
•	paying a significant portion of executive compensation with long-term incentive-based compensation motivates and incentivizes the executive officers to meet the long-term performance goals set by the Compensation Committee; and
•	the executive officers will hold significant amounts of equity in the Company as required by the Company’s Stock Ownership Guidelines and will be motivated to increase stockholder value over the long-term.

The Compensation Committee determined executive equity awards based on discussions by the Compensation Committee and the Board of Directors with our Chief Executive Officer. The awards were determined based on a targeted percentage of base salary, as reflected in the table below, and the Compensation Committee’s review of the executive’s individual performance.

Name	Targeted percentage of base salary
Mr. Lombardi	150%
Mr. Connors	150%
Mr. Parkinson	100%
Mr. Cowley	100%

Severance and Change in Control Provisions. All of the Company’s executive officers have executed employment agreements with the Company that provide for severance benefits in the event their employment with the Company is terminated under specific circumstances. In addition, the Company’s 2005 Plan provides certain benefits to the recipients of equity awards under certain circumstances. For additional information regarding severance and change-in-control payments that the Company may be obligated to pay to a named executive officer in the future due to the termination of his employment under certain circumstances and/or a change in control of the Company, please see the sections titled “Executive Compensation and Other Matters – Potential Payments Upon Termination or Change in Control,” “Executive Compensation and Other Matters – Employment Agreements” and “Executive Compensation and Other Matters – Additional Vesting Provisions” contained elsewhere in this Proxy Statement.

Pursuant to the terms of the equity award agreements between the Company and its employees, in the event there is a change in control of the Company, the shares of restricted common stock, restricted stock units and stock options granted to the employees will vest upon the consummation of the change in control, even if they remain employed by the Company after such change in control. None of the Company’s employees have a single trigger (payment without a termination condition) for cash compensation upon the consummation of a change in control of the Company.

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The Company has agreed to vest equity granted under the 2005 Plan in connection with a change in control of the Company in order to retain the grantees during any period in which the Company contemplates, negotiates and is in the process of consummating a change in control of the Company. The participation of the grantees in a change-in-control transaction would be critical to quickly and efficiently consummating a change-in-control transaction and the accelerated vesting of the equity awards would help retain the grantees and maintain their focus and attention on the transaction while it may be pending.

How has the Company performed against its performance targets and how has the Company’s performance affected compensation?

As discussed above, for each fiscal year, the Company establishes a performance plan against which the Company’s actual financial results are measured for purposes of determining performance-based compensation to be paid to the Company’s employees. In connection with the performance plan, the Compensation Committee approves a performance matrix for each fiscal year that serves as a guideline for performance-based compensation, if any, that will be paid to employees based on various combinations of net sales and Adjusted EBITDA performance by the Company. Each performance matrix has threshold, target and maximum payment levels and, depending on the Company’s performance and the individual’s performance, an employee may earn no performance-based compensation or a payment of performance-based compensation on a sliding-scale between a minimum (threshold) amount and a maximum amount, inclusive of the target amount, based on the Company’s net sales and Adjusted EBITDA performance.

Also as discussed above, the Company’s 2014 net sales and Adjusted EBITDA were $601,881,000 and $204,197,000, respectively. Pursuant to the 2014 Annual Cash Incentive Plan, our employees achieved a bonus payout in an amount equal to 70% of their target bonus, subject to certain percentage increases or decreases based on individual performance reviews.

How much performance-based compensation can be earned in 2015?

The amount of incentive cash compensation payable to executive officers for 2015 ranges from 50% (threshold) to 200% (maximum) of their respective target bonuses, as set forth in the table that follows. If our 2015 net sales or Adjusted EBITDA performance does not achieve a minimum level, no incentive cash compensation will be payable to the Company’s employees despite the level of net sales or Adjusted EBITDA performance, as applicable.

The following table sets forth the approximate amount of cash incentive payments under the 2015 Annual Cash Incentive Plan that the named executive officers would receive based upon the achievement of certain levels of performance:

Name	Threshold Award	Target Award	Maximum Award (irrespective of amount of growth)
Mr. Mannelly	$367,500	$735,000	$1,470,000
Mr. Lombardi	142,5000	285,000	570,000
Mr. Connors	106,250	212,500	425,000
Mr. Parkinson	64,691	129,381	258,762
Mr. Cowley	89,000	178,000	356,000

In setting pay, did the Compensation Committee take into consideration last year’s advisory stockholder vote on executive compensation?

Yes. At the 2013 annual meeting of stockholders, approximately 97% of the shares represented and entitled to vote at the annual meeting were voted to approve the compensation of the Company’s named executive officers, as discussed and disclosed in our 2013 Proxy Statement.  In considering the results of this advisory vote on executive compensation, the Compensation Committee concluded that the compensation paid to our named executive officers and the Company's overall compensation program enjoy strong stockholder support.

Also, at the 2011 annual meeting of stockholders, our stockholders expressed a preference that advisory votes on executive compensation be held on an annual basis.  Consistent with this preference, the Board determined to implement an advisory vote on executive compensation on an annual basis until the next required vote on the frequency of stockholder votes on the compensation of executive officers.

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What policies are there on timing when equity awards are made?

If the Company grants equity awards to its employees, the Company typically grants such equity awards as soon as practicable after the beginning of a fiscal year. The equity awards are granted after the Chief Executive Officer has presented a proposed structure and level of awards and the Compensation Committee has fully reviewed all aspects of the awards, including, without limitation, the value of the awards and the vesting period. The Company does not have any policy of coordinating the timing of equity award grants with the release of material non-public information.

What factors are considered in decisions to materially modify compensation?

From time to time and at least annually in connection with our fiscal year end, the Compensation Committee will review market data, individual performance and retention needs in making decisions to adjust compensation materially. We do not have any set formula for determining the amount of each compensation element as a percentage in our executive officers’ compensation packages. We consider the competitive landscape for talent in our industry and geography and base our compensation decisions on how we want to position ourselves in the marketplace for talent.

What is the effect of accounting and tax treatments on compensation?

The accounting treatment of executive compensation generally has not been a factor in the Compensation Committee’s decisions regarding the amounts of compensation paid to the Company’s executive officers. In addition, we do not expect accounting treatment of differing forms of equity awards to vary significantly and, therefore, accounting treatment is not expected to have a material effect on the Compensation Committee’s future selection of differing types of equity awards.

Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to any one of our named executive officers, other than the CFO. However, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Our stockholders approved an amendment to our 2005 Plan on July 29, 2013 to allow the Compensation Committee to grant incentive awards that may qualify for the performance-based compensation exemption from Section 162(m). A number of requirements must be met for particular compensation to so qualify, however, so there can be no assurance that any compensation awarded will be fully deductible under all circumstances. Also, to maintain flexibility in compensating our executives, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes that such payments are appropriate.

What are the respective roles of the Compensation Committee, its consultant and the Company’s executive officers in determining executive compensation?

Executive Officer Compensation. Mr. Mannelly, our President and Chief Executive Officer, with the assistance of certain members of senior management, participates in discussions with, and makes recommendations to, the Compensation Committee regarding the setting of base salaries and cash and equity incentive plan compensation for the other executive officers. Mr. Mannelly is assisted by certain members of senior management in reviewing the competitive landscape for executive talent and structuring the types and levels of executive compensation for review by the Compensation Committee.

Chief Executive Officer Compensation. The Compensation Committee and the Board of Directors are responsible for establishing Mr. Mannelly’s compensation package. The Compensation Committee consulted with its independent compensation consultant in determining the compensation to be awarded to Mr. Mannelly in 2013, but did not consult with an independent compensation consultant in 2014.

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COMPENSATION COMMITTEE REPORT

This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions of the Compensation Discussion and Analysis with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for 2014.

MEMBERS OF THE COMPENSATION COMMITTEE

Charles J. Hinkaty (Chairman)
John E. Byom
Gary E. Costley
Carl J. Johnson

EXECUTIVE COMPENSATION AND OTHER MATTERS

Who are our Executive Officers?

Our executive officers are as follows:

Name	Age	Position
Matthew M. Mannelly	56	President and Chief Executive Officer
Jean A. Boyko, Ph.D.	58	Senior Vice President, Science and Technology
Timothy J. Connors	47	Executive Vice President, Sales and Marketing
Samuel C. Cowley	54	General Counsel, Vice President, Business Development and Secretary
Ronald M. Lombardi	50	Chief Financial Officer
Paul Migaki	60	Vice President, Strategic Planning, Canada and Household
John F. Parkinson	61	Senior Vice President, International

What are the backgrounds of our executive officers?

Biographical information for Mr. Mannelly is set forth above under “Proposal No. 1 – Election of Directors.”

Jean A. Boyko, Ph.D., Senior Vice President, Science and Technology, has served as Senior Vice President, Science and Technology of the Company since May 2007 and previously served as Senior Vice President, Quality Assurance and Regulatory Affairs of the Company since August 2006. From 2001 to 2005, Dr. Boyko was employed by Purdue Pharma L.P. as an Executive Director for Manufacturing Quality from 2003 to 2005 and as Research QA from 2001 to 2003. From 1980 to 2001, Dr. Boyko was employed by Block Drug Company, Inc., where she held positions of increasing responsibility through Vice President, Quality Services. Dr. Boyko was also previously employed by Schering Plough Research Institute and Hoechst Roussel Pharmaceutical Inc. Dr. Boyko received a B.A., M.S. and Ph.D. from Rutgers University.

Timothy J. Connors, Executive Vice President, Sales and Marketing, has served as Executive Vice President, Sales and Marketing of the Company since January 2011 and previously served as Chief Marketing Officer of the Company from April 2010 until January 2011. Mr. Connors was employed by Matrixx Initiatives, Inc., a marketer of OTC healthcare products, as Vice President of Marketing from June 2007 to March 2010 and as Director of Sales and Marketing from July 2005 to June 2007. Prior to joining Matrixx Initiatives, Mr. Connors was a partner at the Emerson Group from August 1998 to June 2005. From 1988 to 1998, Mr. Connors held a number of sales and marketing positions with Benckiser Consumer Products Inc., The Clorox Company, and Nestlé Foods. Mr. Connors received a B.S. from Pennsylvania State University.

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Samuel C. Cowley, General Counsel, Vice President, Business Development and Secretary, has served as General Counsel, Vice President, Business Development and Secretary of the Company since February 2012. From May 2008 until its sale in February 2011, he served as Executive Vice President, Business Development, General Counsel and Secretary of Matrixx Initiatives, Inc., an OTC healthcare company. Prior to joining Matrixx, he was Executive Vice President, General Counsel and Secretary with Swift Transportation Co., Inc. from March 2005 until its sale in May 2007. Following the sales of Matrixx and Swift, he worked as a corporate attorney and investor. He practiced law in the business and finance group with the firm of Snell & Wilmer, LLP from March 1990 until March 2005 and prior to that with the law firm of Reid & Priest. Mr. Cowley received a B.A. from Brigham Young University and a J.D. from Cornell University.

Ronald M. Lombardi, Chief Financial Officer, has served as Chief Financial Officer of the Company since December 2010.  Prior to joining the Company, from October 2010 to December 2010, Mr. Lombardi was employed by Medtech Group Holdings, a components and contract medical device manufacturer, as Chief Financial Officer.  From October 2009 to October 2010, Mr. Lombardi served as the Chief Financial Officer of Waterbury International Holdings, a specialty chemical and pest control business.  Mr. Lombardi was employed by Cannondale Sports Group, a sporting goods and apparel manufacturing company, as Chief Operating Officer from August 2008 to October 2009 and as Senior Vice President and Chief Financial Officer from March 2004 to August 2008.  From 2000 to 2004, Mr. Lombardi served in various roles at Gerber Scientific Inc., including Vice President and Chief Financial Officer of Gerber Scientific Inc.’s Gerber Coburn Optical Division and Director of Financial Planning and Analysis of Gerber Scientific Inc.  Mr. Lombardi was also previously employed by Emerson Electric, Scovill Fasteners, Inc. and Go/Dan Industries.  Mr. Lombardi received a B.S. from Springfield College and an M.B.A. from American International College and is a licensed CPA.

Paul Migaki, Vice President, Strategic Planning, Canada and Household, has served as Vice President, Strategic Planning, Canada and Household since May 2013. From February 2011 to January 2013, he served as Acting President of IntelliSkin, an apparel company. From January 2013 to May 2013 and again from November 2010 to February 2011, he served as an independent management consultant. Prior to that, Mr. Migaki served as the Chief Operating Officer of Sole Technology, an action sports footwear and apparel company, from 2004 to November 2010. Prior to joining Sole Technology, Mr. Migaki served in various roles at Nike, Inc. from 1994 to 2003 including as General Manager-US Equipment; President, Nike Japan; and President, Sports Specialties. Prior to joining Nike, from 1985 to 1994, he served in various marketing and management roles at Quaker Oats Company including as Director-Gatorade Customer Marketing and Product Group Manager-Gatorade Consumer. Mr. Migaki received a B.S. in Engineering from the United States Military Academy and a Masters of Business Administration from the University of Chicago.

John F. Parkinson, Senior Vice President, International, has served as Senior Vice President, International of the Company since March 2005. From September 1999 to February 2005, Mr. Parkinson was employed by ConAgra Foods Inc. where he was the Business Director, Asia Pacific, from February 2002 to February 2005 and Business Director, Asia Pacific, Grocery Division, from September 1999 to February 2002. From January 1998 to September 1999, Mr. Parkinson served as a consultant to the Tait Group Inc., where he assisted senior management with new business development projects. From November 1984 to January 1998, Mr. Parkinson held positions of increasing responsibility at the Tait Group, where he was a Managing Director for Tait Asia Ltd. from January 1993 to January 1998 and a General Manager for Tait Taiwan from November 1984 to January 1993. Mr. Parkinson was also previously employed by Harrisons + Smurthwaite Ltd., Boyd Briggs + Co. Ltd. and Monsanto Ltd. Mr. Parkinson received a B.A. from the University of Leeds in the United Kingdom.

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SUMMARY COMPENSATION TABLE

The following table includes information regarding the compensation paid or awarded to the named executive officers listed below during 2012, 2013 and 2014. We have no pension or deferred compensation plans and, therefore, have omitted the column regarding compensation under such plans.

							Non-
							Equity
							Incentive
							Plan	All
					Stock	Option	Compen-	Other
					Awards	Awards	sation	Compen-
Name and Principal	Fiscal	Salary	Bonus		(1)	(2)	(3)	sation		Total
Position	Year	($)	($)		($)	($)	($)	($)		($)
Matthew M. Mannelly	2014	$700,000	-		$166,676	$333,807	$540,000	$9,945	(5)	$1,750,428
President and Chief	2013	$629,533	-		$80,007	$160,00	$1,140,000	$9,750	(5)	$2,019,290
Executive Officer	2012	$556,154	$196,325	(4)	$620,500	-	$1,003,675	$9,915	(5)	$2,386,569

Ronald M. Lombardi	2014	$450,000			$868,799	$540,774	$207,900	$7,313	(5)	$2,074,786
Chief Financial Officer	2013	$410,755	-		$234,004	$468,158	$489,600	$9,214	(5)	$1,611,731
	2012	$370,000	$84,360	(4)	$511,713	$406,129	$421,800	$10,958	(5)	$1,804,960

Timothy J. Connors	2014	$415,000			$684,279	$471,005	$137,988	$8,317	(5)	$1,716,589
Executive Vice President,	2013	$386,445	-		$221,995	$444,151	$368,000	$8,797	(5)	$1,429,388
Sales and Marketing	2012	$350,000	$66,500	(4)	$394,048	$419,107	$332,500	$8,071	(5)	$1,570,226

John F. Parkinson	2014	$257,522			$83,832	$167,921	$99,232	-		$608,507
Senior Vice President,	2013	$249,073	-		$81,360	$162,780	$184,852	-		$678,065
International (6)	2012	$242,553	$16,864	(4)	$135,282	$147,616	$168,644	-		$710,959

Samuel C. Cowley	2014	$345,000			$270,448	$241,845	$126,788	$9,564	(5)	$993,645
General Counsel, Vice	2013	$335,000	-		$111,666	$223,411	$281,400	$9,780	(5)	$961,256
President, Business	2012	$27,610	-		-	-	-	$125,000	(8)	$152,610
Development (7)

(1)	The amounts shown in this column reflect the grant date fair value of restricted common stock and restricted stock unit awards, determined in accordance with Financial Accounting Standards Board ASC Topic 718 Stock Compensation (“FASB ASC Topic 718”). The fair value of the restricted common stock and restricted stock unit awards is based on the market value of the Company’s common stock on the grant date.

(2)	The amounts shown in this column reflect the grant date fair value of stock option awards, determined in accordance with FASB ASC Topic 718. The fair value of each stock option award was estimated on the date of grant using the Black-Scholes Option Pricing Model (“Black-Scholes Model”). The Black-Scholes Model uses certain assumptions about expected volatility of the Company’s common stock, the expected term of the stock options and risk-free interest rates. For additional information regarding the assumptions used in the Black-Scholes Model for options granted in 2014 and 2013, please see Note 14 to the financial statements contained in our Annual Report on Form 10-K for 2014, which is included in the Annual Report to Stockholders accompanying this Proxy Statement. For additional information regarding the assumptions used in the Black-Scholes Model for options granted in 2012, please see Note 15 to the financial statements contained in our Annual Report on Form 10-K for 2013.

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(3)	Non-equity incentive plan awards are accrued for the fiscal year in which earned but are paid promptly after the completion of the audit of the Company’s financial statements for such fiscal year.

(4)	Represents a discretionary bonus paid to the named executive officer based on the Company’s performance in 2012.

(5)	Represents a matching contribution by the Company on the named executive officer’s behalf to the Company’s 401(k) plan.

(6)	All compensation, other than equity awards, is paid in Great British Pounds and is converted to U.S. Dollars at the average exchange rate for the month paid or incurred.

(7)	Mr. Cowley’s employment with the Company commenced on February 29, 2012.

(8)	Consists of a payment to Mr. Cowley of relocation costs in the amount of $125,000.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2014

The following Grants of Plan-Based Awards table provides additional information regarding non-equity and equity incentive plan awards granted to the named executive officers during 2014. The non-equity incentive plan awards were granted pursuant to the 2014 Annual Cash Incentive Plan and the equity incentive plan awards were granted pursuant to the 2005 Plan. The equity incentive plan awards were comprised of restricted stock units and stock options. The column titled “Estimated Future Payouts Under Equity Incentive Plan Awards” has been omitted since there were no performance-based equity awards granted by the Company to the named executive officers in 2014.

					All Other	All Other		Grant
					Stock	Option		Date
					Awards:	Awards:	Exercise	Fair
					Number of	Number of	or Base	Value of
		Estimated Future Payouts Under			Shares or	Securities	Price of	Stock And
		Non-Equity Incentive Plan Awards			Stock of	Underlying	Option	Option
		Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	($/Sh)	($)(5)
Mr. Mannelly	5/14/13 (1)	350,000	700,000	1,400,000
	5/14/13 (2)				5,567			$166,676
	5/14/13 (3)					23,946	$29.94	$333,807
Mr. Lombardi	5/14/13 (1)	135,000	270,000	540,000
	5/14/13 (3)					38,793	$29.94	$540,774
	5/14/13 (2)				9,018			$269,999
	5/14/13 (4)				20,000			$598,800
Mr. Connors	5/14/13 (1)	103,750	207,500	415,000
	5/14/13 (3)					33,788	$29.94	$471,005
	5/14/13 (2)				7,855			$235,179
	5/14/13 (4)				15,000			$449,100
Mr. Parkinson	5/14/13 (1)	57,942	115,885	231,770
	5/14/13 (3)					12,046	$29.94	$167,921
	5/14/13 (2)				2,800			$83,832
Mr. Cowley	5/14/13 (1)	86,250	172,500	345,000
	5/14/13 (3)					17,349	$29.94	$241,845
	5/14/13 (2)				4,033			$120,748
	5/14/13 (4)				5,000			$149,700

(1)	Represents the date on which the named executive officer became eligible for a cash incentive payment under the 2014 Annual Cash Incentive Plan.

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(2)	Represents the date on which restricted stock units were granted to the named executive officer, which vest on the three-year anniversary of the date of grant.

(3)	Represents the date on which stock options were granted to the named executive officer. The stock options vest in three equal annual installments commencing on the first anniversary of the date of grant.

(4)	Represents the date on which restricted stock units were granted to the named executive officer, which vest in three equal annual installments commencing on the first anniversary of the date of grant.

(5)	Represents the grant date fair value of the awards, determined in accordance with FASB ASC Topic 718.

OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END

The following table summarizes the equity awards made to the named executive officers that were outstanding as of March 31, 2014.

	Option Awards						Stock Awards
									Market
									Value of
	Number		Number						Shares or
	Of		Of				Number		Units of
	Securities		Securities				Of Shares		Stock
	Underlying		Underlying				Or Units		That Have
	Unexercised		Unexercised		Option		Of Stock		Not
	Options		Options		Exercise	Option	That Have		Vested
	(#)		(#)		Price	Expiration	Not Vested		(1)
Name	Exercisable		Unexercisable		($)	Date	(#)		($)
Mr. Mannelly	-		23,946	(4)	$29.94	5/14/2023	5,567	(14)	151,701
	7,326	(2)	14,652	(2)	$15.66	8/6/2022	5,109	(10)	139,220
	-		-		-	-	16,667	(11)	454,176
	-		225,000	(3)	$7.16	9/2/2019	27,000	(3)	735,750
Mr. Lombardi	-		38,793	(4)	$29.94	5/14/2023	9,018	(14)	245,741
	-		-		-	-	20,000	(15)	545,000
	-		52,367	(5)	$13.24	5/9/2022	17,674	(12)	481,617
	-		-		-	-	8,333	(11)	227,074
	-		23,220	(7)	$11.27	5/10/2021	17,876	(13)	487,121
	6,373	(6)	-		$11.90	12/5/2020	-		-
Mr. Connors	-		33,788	(4)	$29.94	5/14/2023	7,855	(14)	214,049
	-		-		-	-	15,000	(15)	408,750
	-		49,681	(5)	$13.24	5/9/2022	16,767	(12)	456,901
	-		-		-	-	5,000	(11)	136,250
	-		23,962	(7)	$11.27	5/10/2021	18,447	(13)	502,681
	5	(8)	-		$9.45	4/18/2020	-		-
Mr. Parkinson	-		12,046	(4)	$29.94	5/14/2023	2,800	(14)	76,300
	9,104	(5)	18,208	(5)	$13.24	5/9/2022	6,145	(12)	167,451
	-		-		-	-	1,667	(11)	45,426
	16,880	(7)	8,440	(7)	$11.27	5/10/2021	6,498	(13)	177,071
	30,208	(9)	-		$9.03	4/7/2020	-		-
Mr. Cowley	-		17,349	(4)	$29.94	5/14/2023	4,033	(14)	109,899
	-		-		-	-	5,000	(15)	136,250
	-		24,990	(5)	$13.24	5/9/2022	8,434	(12)	229,827

(1)	Represents the value of restricted stock units and restricted stock on March 31, 2014, which was calculated using $27.25 per share, the closing price of the Company’s common stock on the NYSE on March 31, 2014, the last trading day of fiscal 2014.

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(2)	Represents stock options granted to Mr. Mannelly on August 6, 2012, which vest in three approximately equal annual installments commencing on August 6, 2013.

(3)	Represents stock options and restricted stock units granted to Mr. Mannelly on September 2, 2009, which vest in five equal annual installments commencing on September 2, 2010.

(4)	Represent stock options granted to the named executive officer on May 14, 2013, which vest in three approximately equal annual installments commencing on May 14, 2014.

(5)	Represent stock options granted to the named executive officer on May 9, 2012, which vest in three approximately equal annual installments commencing on May 9, 2013.

(6)	Represents stock options granted to Mr. Lombardi on December 6, 2010, which vested on December 6, 2011, 2012 and 2013.

(7)	Represents stock options granted to the named executive officer on May 10, 2011, which vest in three approximately equal annual installments commencing on May 10, 2012.

(8)	Represents stock options granted to Mr. Connors on April 18, 2010, which vested on April 18, 2011, 2012 and 2013.

(9)	Represents stock options granted to Mr. Parkinson on April 8, 2010, which vested on April 8, 2011, 2012 and 2013.

(10)	Represents restricted stock units granted to Mr. Mannelly on August 6, 2012, which vest on August 6, 2015.

(11)	Represents restricted stock units granted to the named executive officer on January 25, 2012, which vest in one remaining installment on January 25, 2015.

(12)	Represents restricted stock units granted to the named executive officer on May 9, 2012, which vest on May 9, 2015.

(13)	Represents restricted common stock granted to the named executive officer on May 10, 2011, which vests on May 10, 2014.

(14)	Represents restricted stock units granted to the named executive officer on May 14, 2013, which vest on May 14, 2016.

(15)	Represents restricted stock units granted to the named executive officer on May 14, 2013, which vest in three approximately equal annual installments commencing on May 14, 2014.

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2014 OPTION EXERCISES AND STOCK VESTED

	Option Awards			Stock Awards
	Number of Shares	Value Realized on		Number of Shares	Value Realized
	Acquired on Exercise	Exercise		Acquired on Vesting	on Vesting
Name	(#)	($)(1)		(#)	($)(2)
Mr. Mannelly	225,000	5,684,315	(3)	43,667	1,389,867
Mr. Lombardi	85,372	1,743,390		13,274	432,374
Mr. Connors	128,601	2,972,417		5,000	153,950
Mr. Parkinson	42,529	1,001,307		9,597	257,190
Mr. Cowley	12,495	264,881		-	-

(1)	Represents the number of shares underlying the exercised option multiplied by the difference between the fair market value of the shares on the exercise date and the exercise price of the option.

(2)	Represents the quoted market value of the underlying shares on the applicable vesting dates multiplied by the number of shares vested.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Our named executive officers are entitled to certain benefits in the event their employment is terminated under specified circumstances. Circumstances which would trigger payments and/or other benefits to our named executive officers include termination of employment by the Company without cause, termination by the named executive officer for good reason or a change in control of the Company.

In order for a named executive officer to receive the payment and/or benefits to which he is entitled pursuant to any applicable employment agreement, he must execute and deliver to the Company a release in a form satisfactory to the Company. So long as any named executive officer who is receiving severance payments and/or benefits from the Company has not breached any applicable restrictive covenants (including, without limitation, non-compete, non-solicitation, non-disparagement and/or confidentiality agreements), the Company will continue to make any required payments. In the event a named executive officer breaches any applicable restrictive covenant, the Company will cease making any future payments and providing any other benefits to the named executive officer, and will also consider pursuing all legal and equitable remedies available to the Company under any applicable employment agreement and applicable law.

The following table sets forth payments and benefits that may be received by our named executive officers under any existing employment agreements, equity grant agreements, plans or arrangements, whether written or unwritten, in the event of termination for specified reasons and/or a change in control of the Company. The following information has been prepared based on the assumption that the named executive officer’s employment terminated, or a change in control of the Company occurred, on March 31, 2014. With respect to the accelerated vesting of equity awards, the value of such acceleration was calculated using $27.25 the closing price for our common stock on March 31, 2014, the last trading day of fiscal 2014.

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Name	Termination by Company Without Cause ($)		Termination by Named Executive Officer With Good Reason ($)		Death ($)	Disability ($)	Termination in Connection with Change in Control ($)		Change in Control (Absent Termination) ($)(6)
Mr. Mannelly	$2,720,000	(1)	$2,720,000	(1)	-	-	$6,170,913	(2)	$8,890,913
Mr. Lombardi	$867,079	(3)	$867,079	(3)	-	-	$3,091,270	(4)	$3,958,348
Mr. Connors	$787,245	(3)	$787,245	(3)	-	-	$2,797,574	(4)	$3,584,819
Mr. Parkinson	$462,938	(5)	$462,938	(5)	-	-	$856,213	(4)	$1,319,151
Mr. Cowley	$657,721	(3)	$657,721	(3)	-	-	$826,086	(4)	$1,483,807

(1)	Pursuant to Mr. Mannelly’s employment agreement, he is entitled to receive 1.5 times the sum of (i) his base salary and (ii) his average annual incentive bonus for the three years preceding his termination, payable in installments ratably over twelve (12) months.

(2)	Assumes that Mr. Mannelly was terminated without cause or resigned for good reason in connection with a change in control of the Company. In addition to the severance payments to be received in connection with a termination without cause or resignation for good reason (as reflected in the first two columns of the table), the amount shown includes the value of the accelerated vesting of restricted common stock, restricted stock units and stock option awards that are “in-the-money” and the estimated gross-up payment to cover any excise taxes imposed under Section 280G of the Code that Mr. Mannelly would be entitled to pursuant to his employment agreement with the Company. The estimated gross-up payment is calculated to be $0. The estimated gross-up payment was calculated based on a 280G exercise tax rate of 20% and a blended tax rate of 39.6% for federal, state and Medicare withholding taxes.

(3)	Pursuant to the named executive officer’s employment agreement, he is entitled to receive the sum of (i) his base salary, and (ii) his average annual incentive bonus paid for the last three completed fiscal years prior to the date of termination and otherwise as calculated pursuant to the terms of his Employment Agreement with the Company, payable in installments ratably over twelve (12) months. He will also be entitled to continued coverage under the Company’s welfare plans for him and his covered dependents for a 12-month period at the then-current active employee cost, the value of which has been estimated, and included in the table, based upon fiscal 2014 rates.

(4)	Assumes that the named executive officer was terminated without cause or resigned for good reason in connection with a change in control of the Company. In addition to the severance payments to be received in connection with a termination without cause or resignation for good reason (as reflected in the first two columns of the table), the amount shown includes the value of the accelerated vesting of restricted common stock, restricted stock units and stock option awards that are “in-the-money.”

(5)	Pursuant to Mr. Parkinson’s Employment Agreement, he is entitled to receive the sum of (i) his base salary, and (ii) an amount equal to the annual bonus, if any, paid to him for the last fiscal year ended prior to the date of termination (which, for purposes of this table, was based on his 2013 Annual Cash Incentive Plan payment), payable in approximately equal installments on the Company’s regular salary payment dates. He will also be entitled to continued coverage under the Company’s welfare plans for him and his covered dependents for a 12-month period at the then-current active employee cost, the value of which has been estimated, and included in the table, based upon fiscal 2014 rates.

(6)	Reflects the value of the accelerated vesting of restricted common stock, restricted stock units and stock option awards that are “in-the-money.”

For additional information regarding payments required to be made to a named executive officer pursuant to his employment agreement or any other arrangement with the Company in connection with a termination of employment and/or a change in control of the Company, please see the sections titled “Executive Compensation and Other Matters – Employment Agreements” and “Executive Compensation and Other Matters – Additional Vesting Provisions” contained elsewhere in this Proxy Statement.

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Employment Agreements

Do any Named Executive Officers have employment agreements?

Yes. We have employment agreements with Messrs. Mannelly, Lombardi, Connors, Parkinson and Cowley.

What are the terms of Mr. Mannelly’s employment agreement?

On September 2, 2009, the Company entered into an employment agreement with Mr. Mannelly setting out the terms of his employment (the “Mannelly Employment Agreement”). The Mannelly Employment Agreement has an initial term of three years and thereafter renews for consecutive one-year terms unless six months prior notice of non-renewal is tendered by either party.

In 2015, Mr. Mannelly will earn an annual base salary of $735,000, which is subject to increase in the discretion of the Board of Directors, and he is eligible to participate in the Company’s annual incentive bonus plan with an annual target bonus equal to 100% of his base salary.

If Mr. Mannelly’s employment is terminated by the Company without cause or by Mr. Mannelly for good reason, he would receive a payment of earned salary, expense reimbursement, vacation pay, and any payments due to him under the Company’s benefits plans. He would also receive, after Mr. Mannelly’s execution of a release in a form satisfactory to the Company, a payment of 1.5 times the sum of his annual base salary and average annual incentive bonus (as defined in the Mannelly Employment Agreement) for the three years preceding his termination. In addition to these payments, if Mr. Mannelly’s termination occurs in connection with a change in control (as such term is defined in the 2005 Plan), Mr. Mannelly’s equity awards would accelerate and fully vest. Mr. Mannelly would also be eligible to receive a gross-up payment to cover any excise taxes imposed under Section 280G of the Code, provided that if Mr. Mannelly’s payments do not exceed 110% of the total amounts that could be paid to him without resulting in the excise tax, the payments to Mr. Mannelly will instead be reduced to the amount that could be paid without resulting in the imposition of the excise tax.

Pursuant to the terms of the Mannelly Employment Agreement, Mr. Mannelly is subject to a non-competition covenant that generally limits his ability to compete with the Company in any countries in which it conducts business and non-solicitation and non-disparagement covenants. These limitations continue for a period of 18 months following termination, regardless of the cause of the termination.

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What are the terms of Messrs. Lombardi’s, Connors’, Parkinson’s and Cowley’s employment agreements?

The terms of Messrs. Lombardi’s, Connors’, Parkinson’s and Cowley’s employment agreements are substantially identical to one another, except for certain provisions regarding the amount of compensation to be paid thereunder. The table set forth below discloses for 2015 the varying items of compensation for Messrs. Lombardi, Connors, Parkinson and Cowley. In addition, a summary of the material identical terms of the employment agreements for Messrs. Lombardi, Connors, Parkinson and Cowley is provided below.

Employment Agreement Provision	Mr. Lombardi	Mr. Connors	Mr. Parkinson	Mr. Cowley
Commencement Date	December 6, 2010	April 19, 2010	October 1, 2007	February 29, 2012
Title	Chief Financial Officer	Executive Vice President, Sales and Marketing	Senior Vice President, International	General Counsel, Vice President, Business Development
Base Salary	$475,000	$425,000	$287,5000	$356,000
Target Bonus (percent of Base Salary)	60%	50%	45%	50%
Target Equity Grant (percent of Base Salary)	150%	150%	100%	100%

During the term of the named executive officer’s employment with the Company, he will be entitled to the benefits approved by the Board of Directors and made available to the senior management of the Company, which include vacation time and medical, dental, life and disability insurance. The Board of Directors, on a basis consistent with past practice, will review the annual base salary of the named executive officer and may increase the annual base salary by such amount as the Board of Directors, in its sole discretion, deems appropriate.

Pursuant to the terms of the named executive officers’ employment agreements, the named executive officer’s employment will continue until (i) his death, disability or resignation from employment with the Company; or (ii) the Company decides to terminate his employment with or without cause. If (a) the named executive officer’s employment is terminated without cause (as defined in the employment agreement), or (b) he resigns from employment with the Company for good reason (as defined in the employment agreement), then after the named executive officer’s execution of a release in a form satisfactory to the Company, during the period commencing on the date of termination of employment and ending on the first anniversary date thereof, the Company will pay to the named executive officer, in equal installments in accordance with the Company’s regular payroll, an aggregate amount equal to (i) the named executive officer’s annual base salary, plus (ii) an amount equal to the average annual incentive bonus for the three years preceding his termination, or, in the case of Mr. Parkinson, an amount equal to the annual bonus, if any, for the last fiscal year ended prior to the date of termination. In addition, if the named executive officer is entitled on the date of termination to coverage under the medical and prescription portions of the Company’s benefit plans, such coverage will continue for him and his covered dependents for a period ending on the first anniversary of the date of termination at the active employee cost payable by the named executive officer with respect to those costs paid by him prior to the date of termination.

The named executive officers’ employment agreements also contain certain confidentiality and one-year non-competition and non-solicitation provisions as well as other provisions that are customary for an executive employment agreement.

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Additional Vesting Provisions

What are the additional vesting provisions?

Our 2005 Plan provides that the Compensation Committee may, at its discretion, decide to vest the non-vested portion of a grantee’s restricted stock, restricted stock units or stock option award if a grantee’s employment is terminated due to death, disability or retirement. All non-vested equity awards under the 2005 Plan will vest on an accelerated basis in the event of a change in control of the Company, whether or not the grantee is subsequently terminated.

DIRECTOR COMPENSATION IN FISCAL 2014

The following table sets forth the cash and equity compensation paid or awarded to our non-employee directors during 2014. The columns regarding option awards and non-equity incentive, pension and deferred compensation plans have been omitted, as the Company does not provide such elements of compensation to our directors for their services.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Dr. Costley	$98,250	$50,000	$148,250
Mr. Byom	$65,250	$50,000	$115,250
Mr. Hinkaty	$61,750	$50,000	$111,750
Mr. Johnson	$39,750	$70,000	$109,750

(1)	Represents the grant date fair value of the stock awards granted in fiscal year 2014, determined in accordance with FASB ASC Topic 718. On July 29, 2013, each non-employee director received 1,751 restricted stock units valued at $50,000. Mr. Johnson also received an additional 584 shares of common stock valued at $20,000 in connection with his commencement of service on the Board of Directors. The grant date fair value of the stock awards is based on the market value of the Company’s common stock on the grant date. As of March 31, 2014, Mr. Hinkaty and Mr. Johnson held 15,212 and 2,335, respectively, restricted stock units, and each of Messrs. Byom and Costley held 22,522 restricted stock units.

Our independent directors receive cash compensation comprised of retainer fees, attendance fees and fees for acting as Lead Director or a Chairman of a Committee of the Board of Directors. In addition, each of our independent directors receives a one-time grant of common stock equal to $20,000 as of the date of the first Annual Meeting of Stockholders held after such director became a member of the Board of Directors. Each independent director also receives an annual $60,000 grant of equity securities on the date of each Annual Meeting of Stockholders.

On July 29, 2013, each of Messrs. Byom, Costley, Hinkaty and Johnson received 1,751 restricted stock units, representing $50,000 divided by $34.27 (the closing price of our common stock on the NYSE on July 29, 2013). The restricted stock units, which entitle the grantee to receive one share of common stock for each restricted stock unit, will vest on July 29, 2014 so long as the grantee is a member of the Board of Directors on such date and will be settled upon the earliest to occur of such director’s death, disability or the six month anniversary of cessation of board service for any reason other than death or disability.

For more information regarding the compensation arrangements we have with our directors, please see “Proposal No. 1 - Election of Directors - How are the Company’s directors compensated?” on page 10 of this Proxy Statement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2014, Charles J. Hinkaty, John E. Byom, Gary E. Costley, Carl J. Johnson, and prior to his retirement, Patrick M. Lonergan served as members of the Compensation Committee. During 2014, no member of the Compensation Committee served as an officer or employee of the Company or its subsidiaries, was formerly an officer of the Company or its subsidiaries, or entered into any transactions with the Company or its subsidiaries that would require disclosure under applicable SEC regulations. During 2014, none of our executive officers served as a member of the compensation committee or on the board of directors of another entity, any of whose executive officers served on our Compensation Committee or on our Board of Directors.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Were there any conflict of interest transactions during 2014?

No person or entity had significant business relationships with us in 2014 that would require disclosure under applicable SEC regulations, and no other transactions that would need to be disclosed under SEC regulations are currently planned for 2015.

Has the Board adopted a Related Persons Transaction Policy?

During 2008, we adopted a Related Persons Transaction Policy. A summary of the Related Persons Transaction Policy is set forth below and the full text of the Policy is available at the Investors tab on our website at www.prestigebrands.com.

Transactions Subject to the Policy. A Related Person Transaction is a transaction in which the Company (which, for purposes of determining whether a transaction qualifies, includes the Company’s subsidiaries) is or will be a Participant (as defined below), involving an amount exceeding $120,000, and in which any Related Person (as defined below) had or will have a direct or indirect material interest. The term “Participant” is broadly defined to include situations in which the Company is not technically a party but has influenced another party to enter into a transaction or provide value to a Related Person. For example, facilitating the use of a Related Person as a supplier to the Company’s contract manufacturer would constitute “participation” by the Company and bring such an arrangement within the scope of the Policy.

The following transactions are exempt from the Policy:

•	Payment of compensation by the Company to a Related Person for service to the Company in the capacity or capacities that give rise to the person’s status as a Related Person, so long as the compensation is publicly disclosed, if such disclosure is required, in the Company’s Annual Report on Form 10-K (or Proxy Statement or information statement incorporated by reference into such Annual Report);

•	Transactions available to all employees or all stockholders of the Company on the same terms and conditions; and

•	Transactions that, when aggregated with the amount of all other transactions between the Related Person and the Company, involve less than $120,000 in a fiscal year.

Definition of Related Person. For purposes of the Policy, a “Related Person” means:

•	Any person who is, or at any time since the beginning of the Company’s most recently completed fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

•	Any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

•	Any Immediate Family Member (as defined in the Policy) of any of the foregoing persons; and

•	Any Affiliate (as defined in the Policy) of any of the foregoing persons or Immediate Family Members.

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Notification Procedures. A transaction with a Related Person that is identified in advance is required to be disclosed to the General Counsel for review. In the event the Company becomes aware of a transaction with a Related Person that was not disclosed to the Company, the General Counsel will review the transaction. If the General Counsel determines that a transaction is a Related Person Transaction subject to the Policy, he will submit such transaction to the Audit Committee for consideration at the next Audit Committee meeting or, if it is not practicable or desirable to wait until the next Audit Committee meeting, to the Chair of the Audit Committee for prompt consideration. The Audit Committee, or the Chair of the Audit Committee, is authorized to approve those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, and that are consistent with the Company’s Code of Conduct Policy and Code of Ethics for Senior Financial Employees, as the Audit Committee or the Chair of the Audit Committee determines in good faith. The Audit Committee or the Chair of the Audit Committee will consider the relevant facts and circumstances of the Related Person Transaction, including (if applicable), the non-exclusive list of considerations set forth in the Related Persons Transaction Policy. Any ongoing or completed Related Person Transaction that is disapproved by the Audit Committee or the Chair of the Audit Committee is subject to corrective action by the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The United States federal securities laws require our officers, directors and persons who beneficially own more than 10% of our common stock to file reports of securities ownership and changes in such ownership with the SEC.

We believe, based upon a review of the forms filed with the SEC and written representations provided to us by our officers and directors, that they timely filed all forms required by Section 16(a) of the Exchange Act during 2014, except that Mr. Lombardi filed a Form 4 on December 20, 2013 in connection with the vesting and tax withholding of shares of stock of the Company on December 6, 2013.

REPORT OF THE AUDIT COMMITTEE

This Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

What is the Audit Committee and are its members “independent”?

The Audit Committee is composed of four directors appointed by the Board of Directors, all of whom are independent from the Company and its management as independence for audit committee members is defined in the NYSE listing standards and Rule 10A-3 under the Exchange Act. The Audit Committee operates under a written charter adopted by the Board of Directors, which is available to our stockholders and interested parties at the Investors tab on our website at www.prestigebrands.com or is also available in print to any stockholder or other interested party who makes a written request to the Company’s Secretary. The primary function of the Audit Committee is to assist the Board of Directors in its oversight and monitoring of our financial reporting and audit process, our system of internal control, our risk assessment process and our process for monitoring compliance with laws, regulations and policies. The Audit Committee also recommends to the Board of Directors the selection of the Company’s independent registered public accounting firm.

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Are the members of the Audit Committee “financially literate”?

The members of the Audit Committee are financially literate as that qualification is interpreted by the Board of Directors and the NYSE. In addition, the Board has determined that Mr. Byom is an “audit committee financial expert” as defined by SEC regulations.

What is the relationship between management and the Audit Committee?

Management has the primary responsibility for establishing and monitoring adequate internal accounting and financial controls, the financial reporting process for preparing financial statements and compliance with the Company’s legal and ethics programs. PricewaterhouseCoopers LLP is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with auditing standards generally accepted in the United States of America and for issuance of a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and report its findings to the full Board of Directors.

What steps did the Audit Committee take in recommending that our audited financial statements be included in our annual report?

•	The Audit Committee has met and held discussions separately and jointly with each of management and PricewaterhouseCoopers LLP regarding the Company’s audited consolidated financial statements for 2014, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and PricewaterhouseCoopers LLP’s audit of the effectiveness of the Company’s internal control over financial reporting.

•	Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, on a consistent basis, and the Audit Committee has reviewed and discussed the quarterly and annual earnings press releases and consolidated financial statements with management and PricewaterhouseCoopers LLP. The Audit Committee discussed with PricewaterhouseCoopers LLP matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, as amended, “Communications with Audit Committees.”

•	The Audit Committee also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence” and discussed with PricewaterhouseCoopers LLP their independence. The Audit Committee also considered whether PricewaterhouseCoopers LLP’s provision of non-audit services to the Company is compatible with maintaining PricewaterhouseCoopers LLP’s independence from the Company. The Audit Committee concluded that PricewaterhouseCoopers LLP is independent from the Company and its management.

Based on its review of the Company’s audited financial statements and the discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for 2014 be included in the Company’s Annual Report on Form 10-K for 2014 for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

John E. Byom (Chairman)

Gary E. Costley

Charles J. Hinkaty

Carl J. Johnson

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SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

How do I submit a stockholder proposal for inclusion in the Proxy Statement for next year’s Annual Meeting?

To be included in our Proxy Statement for our 2015 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8, a proposal must be submitted by an eligible stockholder who complies with SEC Rule 14a-8 and must be received by us at our principal executive offices at 660 White Plains Road, Tarrytown, New York 10591, Attention: Secretary by March 4, 2015 (or, if the 2015 Annual Meeting of Stockholders is called for a date more than 30 days before or after August 5, 2015, within a reasonable time before we begin to print and mail our proxy materials for the 2015 Annual Meeting).

When and how must I submit a notice to introduce a director nomination or other item of business for it to be raised at the 2015 Annual Meeting, but not included in the Company’s Proxy Statement?

Assuming that our 2015 Annual Meeting is not held more than 30 days prior to or delayed by more than 60 days after August 5, 2015, our Amended and Restated Bylaws provide that we must receive written notice of your intention to introduce a director nomination or other item of business at the 2015 Annual Meeting not less than 90 nor more than 120 days prior to August 5, 2015 (or between April 7, 2015 and May 7, 2015). If the Annual Meeting is held more than 30 days prior to or delayed by more than 60 days after August 5, 2015 (or a special stockholders meeting to elect directors is called), our Amended and Restated Bylaws provide that we must receive your notice not later than the close of business on the 10th day following the earlier of the day on which notice of the date of meeting was mailed or public disclosure of such meeting was made. If we do not receive notice within the prescribed dates, or if we meet other requirements of the SEC’s rules, such matters will not be brought before the 2015 Annual Meeting. In addition, nominations or proposals not made in accordance with the procedures described in our Amended and Restated Bylaws may be disregarded by the Chairman of the meeting. Any stockholder interested in making such a nomination or proposal should request a copy of our Amended and Restated Bylaws from the Company’s Secretary.

Any written stockholder proposal or nomination for director to be presented at a meeting of our stockholders must comply with the procedures and such other requirements as may be imposed by our Amended and Restated Bylaws, Delaware law, the NYSE, the Exchange Act and the rules and regulations of the SEC and must include the information necessary for the Board of Directors to determine whether the candidate (with respect to a nomination for director only) qualifies as independent under the NYSE’s and SEC’s rules and possesses the qualifications and experience we expect our directors to have.

FORM 10-K

We will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2014, as filed with the SEC, including the financial statements and financial statement schedule thereto. Written requests for copies of our Annual Report on Form 10-K for the fiscal year ended March 31, 2014 should be directed to Prestige Brands Holdings, Inc., 660 White Plains Road, Tarrytown, New York 10591, Attention: Secretary. Our Annual Report on Form 10-K for the fiscal year ended March 31, 2014 can also be downloaded without charge from the Investors tab of our website at www.prestigebrands.com.

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FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” within the meaning of the federal securities laws.  “Forward-looking statements” generally can be identified by the use of forward-looking terminology such as “assumptions,” “target,” “guidance,” “outlook,” “plans,” “projection,” “may,” “will,” “would,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology.  These statements are based on management’s estimates and assumptions with respect to future events and are believed to be reasonable, although they are inherently uncertain and difficult to predict.  Actual results could differ materially from those expressed in the forward-looking statements as a result of a variety of factors.  A discussion of factors that could cause results to vary is included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014 and other periodic reports filed with the SEC.

By Order of the Board of Directors
/s/ Samuel C. Cowley
Samuel C. Cowley
General Counsel, Vice President, Business
Development and Secretary

July 2, 2014

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APPENDIX A

PRESTIGE BRANDS HOLDINGS, INC.

2005 LONG-TERM ~~EQUITY~~ INCENTIVE PLAN

(AS AMENDED~~,~~ AND RESTATED EFFECTIVE ~~JULY 29, 2013~~AUGUST 5, 2014)

1.	PURPOSE

This plan shall be known as the Prestige Brands Holdings, Inc. 2005 Long-Term ~~Equity~~ Incentive Plan (the “Plan”). The purpose of the Plan shall be to promote the long-term growth and profitability of Prestige Brands Holdings, Inc. (the “Company”) and its Subsidiaries by (i) providing certain directors, officers and employees of, and certain other individuals who perform services for, the Company and its Subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of responsibility. Grants of incentive or non-qualified stock options, restricted stock, restricted stock units, deferred stock units, performance awards, cash-based awards (including annual bonuses) or any combination of the foregoing may be made under the Plan.

2.	DEFINITIONS

(a)	“Board of Directors” and “Board” mean the board of directors of the Company.

(b)	“Cause” means the occurrence of one or more of the following events:

(i)  Conviction of a felony or any crime or offense lesser than a felony involving the property of the Company or a Subsidiary; or

(ii)  Conduct that has caused demonstrable and serious injury to the Company or a Subsidiary, monetary or otherwise; or

(iii)     Willful refusal to perform or substantial disregard of duties properly assigned, as determined by the Company or a Subsidiary, as the case may be; or

(iv)     Breach of duty of loyalty to the Company or a Subsidiary or other act of fraud or dishonesty with respect to the Company or a Subsidiary.

(c)	“Change in Control” means the occurrence of one of the following events:

(i)  if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, ~~other than an Exempt Person,~~ is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

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(ii)  during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii)   consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or

(iv)   consummation of a plan of complete liquidation of the Company or a sale or disposition by the Company of all or substantially all the Company’s assets~~, other than a sale to an Exempt Person~~.

(d)	“Code” means the Internal Revenue Code of 1986, as amended.

(e)	“Committee” means the Compensation Committee of the Board, which shall consist solely of two or more members of the Board.

(f)	“Common Stock” means the Common Stock, par value $0.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

(g)	“Competition” is deemed to occur if a person whose employment with the Company or its Subsidiaries has terminated obtains a position as a full-time or part-time employee of, as a member of the board of directors of, or as a consultant or advisor with or to, or acquires an ownership interest in excess of 5% of, a corporation, partnership, firm or other entity that engages in any of the businesses of the Company or any Subsidiary with which the person was involved in a management role at any time during his or her last five years of employment with or other service for the Company or any Subsidiaries.

(h)	“Disability” means a disability that would entitle an eligible participant to payment of monthly disability payments under any Company disability plan or as otherwise determined by the Committee.

(i)	“Exchange” means any national securities exchange on which the Common Stock may from time to time be listed or traded.

(j)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

~~(i)~~	~~“Exempt Person” means (i) GTCR Golder Rauner, L.L.C., GTCR Golder Rauner II, L.L.C. or any of their respective affiliates, (ii) any person, entity or group under the control of any party included in clause (i), or (iii) any employee benefit plan of the Company or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company.~~

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(k)	“Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.

(l)	“Fair Market Value” of a share of Common Stock of the Company means, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the New York Stock Exchange~~) (the “Market”)~~ for the applicable trading day or, if the Common Stock is not then listed or quoted ~~in~~on the ~~Market~~Exchange, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board; provided, however, that when shares received upon exercise of an option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.

(m)	“Incentive Stock Option” means an option conforming to the requirements of Section 422 of the Code and any successor thereto.

(n)	“Non-Employee Director” has the meaning given to such term in Rule 16b-3 under the Exchange Act and any successor thereto.

(o)	“Non-qualified Stock Option” means any stock option other than an Incentive Stock Option.

(p)	“Other Company Securities” mean securities of the Company other than Common Stock, which may include, without limitation, unbundled stock units or components thereof, debentures, preferred stock, warrants and securities convertible into or exchangeable for Common Stock or other property.

(q)	“Retirement” means retirement as defined under any Company pension plan or retirement program or termination of one’s employment on retirement with the approval of the Committee.

(r)	“Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

3.	ADMINISTRATION.

The Plan shall be administered by the Committee; provided that the Board may, in its discretion, at any time and from time to time, resolve to administer the Plan, in which case the term “Committee” shall be deemed to mean the Board for all purposes herein. Subject to the provisions of the Plan, the Committee shall be authorized to (i) select persons to participate in the Plan, (ii) determine the form and substance of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) certify that the conditions and restrictions applicable to any grant have been met, (iv) modify the terms of grants made under the Plan, (v) interpret the Plan and grants made thereunder, (vi) make any adjustments necessary or desirable in connection with grants made under the Plan to eligible participants located outside the United States and (vii) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate. Decisions of the Committee on all matters relating to the Plan shall be in the Committee’s sole discretion and shall be conclusive and binding on all parties. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto and the rules and regulations of the ~~principal securities exchange on which the Common Stock is then listed for trading.~~Exchange. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person’s own willful misconduct or as expressly provided by statute.

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The expenses of the Plan shall be borne by the Company. The Plan shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any award under the Plan, and rights to the payment of such awards shall be no greater than the rights of the Company’s general creditors.

4.	SHARES AVAILABLE FOR THE PLAN.

(a)    NUMBER OF SHARES. Subject to adjustments as provided in Section 16 hereof, an aggregate of ~~five million~~ six million ~~(5,000,000~~, eight hundred thousand (6,800,000) shares of Common Stock (the “Shares”) may be issued pursuant to the Plan. Such Shares may be in whole or in part authorized and unissued or held by the Company as treasury shares. The maximum aggregate number of Shares associated with any award granted under the Plan in any 12-month period to any one Non-Employee Director shall be 10,000 Shares. The maximum number of Shares that may be issued upon exercise of Stock Options granted under the Plan shall be 2,500,000.

(b)    SHARE COUNTING. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, then such unpurchased or ~~is~~forfeited Shares shall be added back to the Plan share reserve and shall thereafter be available for further grants under the Plan. In addition, Shares subject to awards settled in cash will be added back to the Plan share reserve and shall thereafter be available for further grants under the Plan. Shares tendered or withheld ~~as to any shares~~ in payment of the exercise price of ~~the grant~~an award or the taxes payable with respect to the exercise~~, then such unpurchased, forfeited, tendered~~ or ~~withheld Shares~~vesting of an award shall not be added back to the Plan share reserve and shall not thereafter be available for ~~further grants~~issuance pursuant to awards granted under the Plan.

~~Without limiting the generality of the foregoing provisions of this Section 4 or the generality of the provisions of Sections 3, 6 or 18 or any other section of this Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Committee may, in its sole discretion, determine, enter into agreements (or take other actions with respect to the options) for new options containing terms (including exercise prices) more (or less) favorable than the outstanding options.~~

Subject to applicable Exchange requirements, shares available under a stockholder-approved plan of a company acquired by the Company (as appropriately adjusted to shares of Common Stock to reflect the transaction) may be issued under the Plan pursuant to awards granted to individuals who were not employees of the Company or its Subsidiaries immediately before such transaction and will not count against the maximum share limitation specified in Section 4(a).

5.	PARTICIPATION.

Participation in the Plan shall be limited to those directors (including Non-Employee Directors), officers (including non-employee officers) and employees of, and other individuals performing services for, the Company and its Subsidiaries selected by the Committee (including participants located outside the United States). Nothing in the Plan or in any grant thereunder shall confer any right on a participant to continue in the service or employ as a director or officer of or in the performance of services for the Company or a Subsidiary or shall interfere in any way with the right of the Company or a Subsidiary to terminate the employment or performance of services or to reduce the compensation or responsibilities of a participant at any time. By accepting any award under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

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Incentive Stock Options or Non-qualified Stock Options, restricted stock awards, restricted stock unit or deferred stock unit awards, performance awards, cash-based awards (including annual bonuses) or any combination thereof, may be granted to such persons and for such number of Shares (or such dollar value) as the Committee shall determine (such individuals to whom grants are made being sometimes herein called “optionees” or “grantees,” as the case may be). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. A grant of any type made hereunder in any one year to an eligible participant shall neither guarantee nor preclude a further grant of that or any other type to such participant in that year or subsequent years.

6.	INCENTIVE AND NON-QUALIFIED OPTIONS.

The Committee may from time to time grant to eligible participants Incentive Stock Options, Non-qualified Stock Options, or any combination thereof; provided that the Committee may grant Incentive Stock Options only to eligible employees of the Company or its subsidiaries (as defined for this purpose in Section 424(f) of the Code or any successor thereto). ~~In any one calendar year, the Committee shall not grant to any one participant options to purchase a number of shares of Common Stock in excess of one million two hundred fifty thousand (1,125,000) (as adjusted pursuant to Section 16 hereof).~~ The options granted shall take such form as the Committee shall determine, subject to the following terms and conditions.

It is the Company’s intent that Non-qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such non-qualification, the stock option represented thereby shall be regarded as a Non-qualified Stock Option duly granted under the Plan, provided that such stock option otherwise meets the Plan’s requirements for Non-qualified Stock Options.

(a)     PRICE. The price per Share deliverable upon the exercise of each option (“exercise price”) may not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, and in the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, in each case unless otherwise permitted by Section 422 of the Code or any successor thereto.

(b)    PAYMENT. Options may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options’ exercise, (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board or (iv) by any combination of the foregoing.

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In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, ~~(B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to the Company.~~ and (B) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (1) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (2) direction to the grantee’s broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).

(c)    TERMS OF OPTIONS. The term during which each option may be exercised shall be determined by the Committee, but if required by the Code and except as otherwise provided herein, no option shall be exercisable in whole or in part more than ten years from the date it is granted, and no Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries shall be exercisable more than five years from the date it is granted. All rights to purchase Shares pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Prior to the exercise of an option and delivery of the Shares represented thereby, the optionee shall have no rights as a stockholder with respect to any Shares covered by such outstanding option (including any dividend or voting rights).

(d)    LIMITATIONS ON GRANTS. If required by the Code, the aggregate Fair Market Value (determined as of the grant date) of Shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all equity incentive plans of the Company and its Subsidiaries (as defined in Section 422 of the Code or any successor thereto) may not exceed $100,000.

(e)	TERMINATION; FORFEITURE.

~~(1)~~(i)     DEATH OR DISABILITY. If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or any Subsidiary due to death or Disability, (A) all of the participant’s options that were exercisable on the date of death or Disability shall remain exercisable for, and shall otherwise terminate at the end of, a period of 180 days after the date of death or Disability, but in no event after the expiration date of the options; provided that the participant does not engage in Competition during such 180 day period unless he or she receives written consent to do so from the Board or the Committee; provided further that the Board or Committee may extend such exercise period (and related non-Competition period) in its discretion, but in no event may such extended exercise period extend past the date that is two and one-half months after the end of the tax year in which the exercise period is so extended or beyond the expiration date of the options, and (B) all of the participant’s options that were not exercisable on the date of death or Disability shall be forfeited immediately upon such death or Disability; provided, however, that such options may become fully vested and exercisable in the discretion of the Committee. Notwithstanding the foregoing, if the Disability giving rise to the termination of employment is not within the meaning of Section 22(e)(3) of the Code or any successor thereto, Incentive Stock Options not exercised by such participant within 90 days after the date of termination of employment will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

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(ii) RETIREMENT. If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or any Subsidiary upon the occurrence of his or her Retirement, (A) all of the participant’s options that were exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of Retirement, but in no event after the expiration date of the options; provided that the participant does not engage in Competition during such 90 day period unless he or she receives written consent to do so from the Board or the Committee; provided further that the Board or Committee may extend such exercise period (and related non-Competition period) in its discretion, but in no event may such extended exercise period extend past the date that is two and one-half months after the end of the tax year in which the exercise period is so extended or beyond the expiration date of the options, and (B) all of the participant’s options that were not exercisable on the date of Retirement shall be forfeited immediately upon such Retirement; provided, however, that such options may become fully vested and exercisable in the discretion of the Committee. Notwithstanding the foregoing, Incentive Stock Options not exercised by such participant within 90 days after Retirement will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

(iii)    DISCHARGE FOR CAUSE. If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or a Subsidiary due to Cause, all of the participant’s options shall expire and be forfeited immediately upon such cessation, whether or not then exercisable.

(iv)    OTHER TERMINATION. Unless otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or a Subsidiary for any reason other than death, Disability, Retirement or Cause, (A) all of the participant’s options that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 30 days after the date of such cessation, but in no event after the expiration date of the options; provided that the participant does not engage in Competition during such 30-day period unless he or she receives written consent to do so from the Board or the Committee; provided further that the Board or Committee may extend such exercise period (and related non-Competition period) in its discretion, but in no event may such extended exercise period extend past the date that is two and one-half months after the end of the tax year in which the exercise period is so extended or beyond the expiration date of the options, and (B) all of the participant’s options that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation.

(v)  CHANGE IN CONTROL. If there is a Change in Control of the Company and a participant is terminated (other than for Cause, in which case Section 6(e)(iii) shall control) from being a director, officer or employee of, or from performing other services for, the Company or a Subsidiary within one year after such Change in Control, all of the participant’s options shall become fully vested and exercisable upon such termination and shall remain so for up to one year after the date of termination~~, but in no event may such exercise period extend past the date that is two and one-half months after the end of the tax year in which the termination occurs or beyond the expiration date of the options.~~. In addition, the Committee shall have the authority to grant options that become fully vested and exercisable automatically upon a Change in Control, whether or not the grantee is subsequently terminated.

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(f)    FORFEITURE. If a participant exercises any of his or her options and, within one year thereafter, either (i) is terminated from the Company or a Subsidiary for any of the reasons specified in the definition of “Cause” set forth in Section 2(b), or (ii) engages in Competition without having received written consent to do so from the Board or the Committee, then the participant may, in the discretion of the Committee, be required to pay the Company the gain represented by the difference between the aggregate selling price of the Shares acquired upon the options’ exercise (or, if the Shares were not then sold, their aggregate Fair Market Value on the date of exercise) and the aggregate exercise price of the options exercised (the “Option Gain”), without regard to any subsequent increase or decrease in the Fair Market Value of the Common Stock. In addition, the Company may, in its discretion, deduct from any payment of any kind (including salary or bonus) otherwise due to any such participant an amount equal to the Option Gain.

~~(e)   GRANT OF RELOAD OPTIONS. The Committee may provide (either at the time of grant or exercise of an option), in its discretion, for the grant to a grantee who exercises all or any portion of an option (“Exercised Options”) and who pays all or part of such exercise price with shares of Common Stock, of an additional option (a “Reload Option”) for a number of shares of Common Stock equal to the sum (the “Reload Number”) of the number of shares of Common Stock tendered for the Exercised Options plus, if so provided by the Committee, the number of shares of Common Stock, if any, tendered by the grantee in connection with the exercise of the Exercised Options to satisfy any federal, state or local tax withholding requirements. The terms of each Reload Option, including the date of its expiration and the terms and conditions of its exercisability and transferability, shall be the same as the terms of the Exercised Option to which it relates, except that (i) the grant date for each Reload Option shall be the date of exercise of the Exercised Option to which I relates and (ii) the exercise price for each Reload Option shall be the Fair Market Value of the Common Stock on the grant date of the Reload Option.~~

7.	[INTENTIONALLY OMITTED].

8.	RESTRICTED STOCK.

The Committee may at any time and from time to time grant Shares of restricted stock under the Plan to such participants and in such amounts as it determines. Each grant of Shares of restricted stock shall specify the applicable restrictions on such Shares, the duration of such restrictions ~~(which shall be at least six months except as otherwise determined by the Committee or provided in this Section 8),~~, subject to Section 12 hereof, and the time or times at which such restrictions shall lapse with respect to all or a specified number of Shares that are part of the grant.

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The participant will be required to pay the Company the aggregate par value of any Shares of restricted stock (or such larger amount as the Board may determine to constitute capital under Section 154 of the Delaware General Corporation Law, as amended, or any successor thereto) within ten days of the date of grant, unless such Shares of restricted stock are treasury shares. Unless otherwise determined by the Committee, certificates representing Shares of restricted stock granted under the Plan will be held in escrow by the Company on the participant’s behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power therefor. Except as otherwise provided by the Committee, during such period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such participant’s restricted stock shall be subject to the same restrictions as then in effect for the restricted stock. The Committee may provide that ordinary cash dividends declared on Shares of restricted stock before they are vested (i) will be forfeited, (ii) will be deemed to have been reinvested in additional Shares or otherwise reinvested (subject to Share availability under Section 4 hereof), (iii) will be credited by the Company to an account for the participant and accumulated without interest until the date upon which the host award becomes vested, and any dividends accrued with respect to forfeited restricted stock will be reconveyed to the Company without further consideration or any act or action by the Participant, or (iv) in the case of restricted stock that is not subject to performance-based vesting, will be paid or distributed to the participant as accrued (in which case, such dividends must be paid or distributed no later than the 15th day of the 3rd month following the later of (A) the calendar year in which the corresponding dividends were paid to stockholders, or (B) the first calendar year in which the participant’s right to such dividends is no longer subject to a substantial risk of forfeiture). Unless otherwise provided by the Committee, dividends accrued on Shares of restricted stock before they are vested shall, as provided in the award agreement, either (i) be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions as provided for the host award, or (ii) be credited by the Company to an account for the participant and accumulated without interest until the date upon which the host award becomes vested, and any dividends accrued with respect to forfeited restricted stock will be reconveyed to the Company without further consideration or any act or action by the participant. In no event shall dividends with respect to restricted stock that is subject to performance-based vesting be paid or distributed until the performance-based vesting provisions of such restricted stock lapse.

If a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or any Subsidiary due to death, Disability or Retirement during any period of restriction, all Shares of restricted stock granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company; provided, however, in its sole discretion, the Committee may provide that all restrictions on such Shares that have not lapsed shall lapse (subject to the requirements of Section 10(b) in the case of Qualified Performance-Based Awards). Subject to the immediately following paragraph, at such time as a participant ceases to be a director, officer or employee of, or otherwise performing services for, the Company or its Subsidiaries for any other reason, all Shares of restricted stock granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company.

If there is a Change in Control of the Company and a participant is terminated (other than for Cause, in which case all Shares of restricted stock granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company) from being a director, officer or employee of, or from performing other services for, the Company or a Subsidiary within one year after such Change in Control, all restrictions on Shares of restricted stock granted to such participant shall lapse. In addition, the Committee shall have the authority to grant shares of restricted stock with respect to which all restrictions shall lapse automatically upon a Change in Control, whether or not the grantee is subsequently terminated.

9.	RESTRICTED STOCK UNITS; DEFERRED STOCK UNITS.

The Committee may at any time and from time to time grant restricted stock units under the Plan to such participants and in such amounts as it determines. Each grant of restricted stock units shall specify the applicable restrictions on such units, the duration of such restrictions ~~(which shall be at least six months except as otherwise determined by the Committee or provided in the third paragraph of this~~, subject to Section ~~9),~~12 hereof, and the time or times at which such restrictions shall lapse with respect to all or a specified number of units that are part of the grant.

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Each restricted stock unit shall be equivalent in value to one share of Common Stock and shall entitle the participant to receive from the Company at the end of the vesting period (the “Vesting Period”) applicable to such unit one Share, unless the participant elects in a timely fashion to defer the receipt of such Shares, as provided below~~. Restricted stock units may be granted without payment of cash or consideration to the Company; provided that participants shall be required to pay to the Company the aggregate par value of the Shares received from the Company within ten days of the issuance of such Shares unless such Shares are treasury shares.~~..

Except as otherwise provided by the Committee, during the restriction period the participant shall not have any rights as a ~~shareholder~~stockholder of the Company; provided that the participant shall have the right to receive accumulated dividends or distributions with respect to the corresponding number of shares of Common Stock underlying each restricted stock unit at the end of the Vesting Period, unless such restricted stock units are converted into deferred stock units, in which case such accumulated dividends or distributions shall be paid by the Company to the participant at such time as the deferred stock units are converted into Shares.

If a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or any Subsidiary due to death, Disability or Retirement during any period of restriction, all restricted units granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company; provided, however, in its sole discretion, the Committee may provide that all restrictions on such restricted stock units that have not lapsed shall lapse (subject to the requirements of Section 10(b) in the case of Qualified Performance-Based Awards). Subject to the immediately following paragraph, at such time as a participant ceases to be a director, officer or employee of, or otherwise performing services for, the Company or its Subsidiaries for any other reason, all restricted units granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company.

If there is a Change in Control of the Company and a participant is terminated (other than for Cause, in which case all restricted units granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company) from being a director, officer or employee of, or from performing other services for, the Company or a Subsidiary within one year after such Change in Control, all restrictions on restricted stock units granted to such participant shall lapse. In addition, the Committee shall have the authority to grant restricted stock units with respect to which all restrictions shall lapse automatically upon a Change in Control, whether or not the grantee is subsequently terminated.

~~A participant may~~ The Committee may, but is not required to, permit participants to elect by written notice to the Company, which notice must be made before the later of (i) the close of the tax year preceding the year in which the restricted stock units are granted or (ii) 30 days of first becoming eligible to participate in the Plan (or, if earlier, the last day of the tax year in which the participant first becomes eligible to participate in the plan) and on or prior to the date the restricted stock units are granted, to defer the receipt of all or a portion of the Shares due with respect to the vesting of such restricted stock units; provided that the Committee may impose such additional restrictions with respect to the time at which a participant may elect to defer receipt of Shares subject to the deferral election, and any other terms with respect to a grant of restricted stock units to the extent the Committee deems necessary to enable the participant to defer recognition of income with respect to such units until the Shares underlying such units are issued or distributed to the participant. Upon such deferral, the restricted stock units so deferred shall be converted into deferred stock units. Except as provided below, delivery of Shares with respect to deferred stock units shall be made at the end of the deferral period set forth in the participant’s deferral election notice (the “Deferral Period”). Deferral Periods shall be no less than one year after the vesting date of the applicable restricted stock units.

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Except as otherwise provided by the Committee, during such Deferral Period the participant shall not have any rights as a ~~shareholder~~stockholder of the Company; provided that, the participant shall have the right to receive accumulated dividends or distributions with respect to the corresponding number of shares of Common Stock underlying each deferred stock unit at the end of the Deferral Period when such deferred stock units are converted into Shares.

Except as otherwise provided by the Committee, if a Participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or any Subsidiary upon his or her death prior to the end of the Deferral Period, the participant shall receive payment in Shares in respect of such participant’s deferred stock units which would have matured or been earned at the end of such Deferral Period as if the applicable Deferral Period had ended as of the date of such participant’s death.

Except as otherwise provided by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or any Subsidiary upon becoming disabled (as defined under Section 409A(a)(2)(C) of the Code) or Retirement or for any other reason except termination for Cause prior to the end of the Deferral Period, the participant shall receive payment in Shares in respect of such participant’s deferred stock units at the end of the applicable Deferral Period or on such accelerated basis as the Committee may determine, to the extent permitted by regulations issued under Section 409A(a)(3) of the Code.

Except as otherwise provided by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or any Subsidiary due to termination for Cause such participant shall immediately forfeit any deferred stock units which would have matured or been earned at the end of the applicable Deferral Period.

Except as otherwise provided by the Committee, in the event of a Change in Control that also constitutes a “change in the ownership or effective control of” the Company, or a change in the ownership of a substantial portion of the Company’s assets (in each case as ~~determined under regulations or other published guidance (including, without limitation, Notice 2005-1) issued pursuant to Section 409A(a)(2)(A)(v)~~defined under Section 409A of the Code), a participant shall receive payment in Shares in respect of such participant’s deferred stock units which would have matured or been earned at the end of the applicable Deferral Period as if such Deferral Period had ended immediately prior to the Change in Control; provided, however, that if an event that constitutes a Change in Control hereunder does not constitute a “change in control” under Section 409A of the Code (or the regulations promulgated thereunder), no payments with respect to the deferred stock units shall be made under this paragraph to the extent such payments would constitute an impermissible acceleration under Section 409A of the Code.

10.	PERFORMANCE AWARDS.

(a)   IN GENERAL. Performance awards, including cash-based awards, may be granted to participants at any time and from time to time as determined by the Committee. The Committee shall have complete discretion in determining the size and composition of performance awards granted to a participant. The period over which performance is to be measured (a “performance cycle”) shall commence on the date specified by the Committee and shall end on the last day of a fiscal year specified by the Committee. A performance award shall be paid no later than the 15th day of the third month following the completion of a performance cycle. Performance awards may include (i) specific dollar-value target awards (ii) performance units, the value of each such unit being determined by the Committee at the time of issuance, (iii) performance Shares, the value of each such Share being equal to the Fair Market Value of a share of Common Stock and/or (iv) cash-based awards (including annual bonuses).

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The value of each performance award may be fixed or it may be permitted to fluctuate based on a performance factor (e.g., return on equity) selected by the Committee.

The Committee shall establish performance goals and objectives for each performance cycle on the basis of such criteria and objectives as the Committee may select from time to time, including, without limitation, the performance of the participant, the Company, one or more of its Subsidiaries or divisions or any combination of the foregoing. During any performance cycle, the Committee shall have the authority to adjust the performance goals and objectives for such cycle for such reasons as it deems equitable, subject to the requirements of Section 10(b) in the case of Qualified Performance-Based Awards (as defined herein).

The Committee shall determine the portion of each performance award that is earned by a participant on the basis of the Company’s performance over the performance cycle in relation to the performance goals for such cycle. The earned portion of a performance award may be paid out in Shares, cash, Other Company Securities, or any combination thereof, as the Committee may determine.

A participant must be a director, officer or employee of, or otherwise perform services for, the Company or its Subsidiaries at the end of the performance cycle in order to be entitled to payment of a performance award issued in respect of such cycle; provided, however, that except as otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and its Subsidiaries upon his or her death, Retirement, or Disability prior to the end of the performance cycle, the participant shall earn a proportionate portion of the performance award based upon the elapsed portion of the performance cycle and the Company’s performance over that portion of such cycle, subject to the requirements of Section 10(b) in the case of Qualified Performance-Based Awards.

In the event of a Change in Control, a participant shall earn no less than the portion of the performance award that the participant would have earned if the applicable performance cycle(s) had terminated as of the date of the Change in Control. Such performance award shall be paid no later than two and one-half months after the last day of the tax year in which such Change in Control occurred (or in the event that such Change in Control causes the tax year to end, no later than two and one-half months after the closing of such Change in Control).

(b)    Qualified Performance-Based Awards.

(i)     Options. The provisions of the Plan are intended to enable Incentive Stock Options or Non-qualified Stock Options granted hereunder to any Covered Employee (as defined herein) to qualify for the Section 162(m) Exemption (as defined herein).

(ii)    Other Awards. When granting any other award, the Committee may designate such award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such award, and the Committee wishes such award to qualify for the Section 162(m) Exemption. If an award is so designated, the Committee shall establish performance goals for such award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, region, department or function within the Company or an affiliate:

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•	net earnings or net income (before or after taxes)

•	earnings growth

•	earnings per share

•	net sales (including net sales growth)

•	gross profits or net operating profit

•	return measures (including, but not limited to, return on assets, capital, equity, or sales)

•	cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on capital and statutory cash measures)

•	revenue growth

•	earnings before or after taxes, interest, depreciation, and/or amortization

•	productivity ratios

•	share price (including, but not limited to, growth measures, total ~~shareholder~~stockholder return book value per share or total, and any component required to compute same)

•	expense targets

•	margins (including, but not limited to, gross or operating margins)

•	operating efficiency

•	customer satisfaction or increase in the number of customers

•	attainment of budget goals

•	division working capital turnover

•	attainment of strategic or operational initiatives

•	market share

•	cost reductions

•	working capital (including, but not limited to, capital ratios, capital or book value)

•	EVA® and other value-added measures

Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Any member of a comparator group or an index that ceases to exist during a measurement period shall be disregarded for the entire measurement period. Performance goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

(iii)    Performance Goals. Each Qualified Performance-Based Award (other than a market-priced Incentive Stock Option or Non-qualified Stock Option) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (i) the termination of employment of a participant by reason of death or Disability, or (ii) the occurrence of a Change in Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period. In addition, the Committee has the right, in connection with the grant of a Qualified Performance-Based Award, to exercise negative discretion to determine that the portion of such award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

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(iv)   Inclusions and Exclusions from Performance Criteria. The Committee may provide in any Qualified Performance-Based Award, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including by way of example but without limitation the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in then-current accounting principles; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to ~~shareholders~~stockholders for the applicable year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses. To the extent such inclusions or exclusions affect awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

(v)   Certification of Performance Goals. Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to Section 10(b)(ii) above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in Section 10(b)(iii), no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

(vi)    Limitation on Awards. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 16):

(1)    The maximum aggregate number of shares of Common Stock subject to Incentive Stock Options or Non-qualified Stock Options granted under the Plan in any 12-month period to any one participant shall be ~~1,000,000~~ 2,500,000.

(2)   The maximum aggregate number of shares of Common Stock underlying awards of Restricted Stock or Restricted Stock Units granted under the Plan in any 12-month period to any one participant shall be 1,000,000.

(3)   The maximum aggregate amount that may be paid with respect to cash-based awards under the Plan to any one participant in any fiscal year of the Company shall be $5,000,000.

(vii)   Definitions.

(1)   “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(2)   “Qualified Performance-Based Award” means an award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 10(b)(ii), or (ii) an Incentive Stock Option or Non-qualified Stock Option having an exercise price equal to or greater than the Fair Market Value of the underlying Common Stock as of the date of grant.

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(3)   “Qualified Business Criteria” means one or more of the business criteria listed in Section 10(b)(ii) upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(4)   “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

11.	WITHHOLDING TAXES.

(a)   PARTICIPANT ELECTION. Unless otherwise determined by the Committee, a participant may elect to deliver shares of Common Stock (or have the Company withhold shares acquired upon exercise of an option or deliverable upon grant or vesting of restricted stock, as the case may be) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an option or the delivery of restricted stock upon grant or vesting, as the case may be. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a participant elects to deliver or have the Company withhold shares of Common Stock pursuant to this Section 11(a), such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 6(b) with respect to the delivery or withholding of Common Stock in payment of the exercise price of options. In the event the participant elects to have the withholding requirement satisfied, in whole or in part, by withholding from the award Shares acquired, the number of Shares withheld shall have a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes.

(b)   COMPANY REQUIREMENT. The Company may require, as a condition to any grant or exercise under the Plan or to the delivery of certificates for Shares issued hereunder, that the grantee make provision for the payment to the Company, either pursuant to Section 11(a) or this Section 11(b), of federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares under the Plan.

12.	WRITTEN AGREEMENT; VESTING.

Unless the Committee determines otherwise, each ~~employee~~person to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, including without limitation vesting requirements, consistent with the provisions of the Plan, as may be approved by the Committee. Unless the Committee determines otherwise and except as otherwise provided in Sections 6, 7, 8, 9 and 10 in connection with a Change in Control or certain occurrences of termination, no ~~grant~~award under this Plan, other than awards granted to the Company’s non-employee directors may be exercised, and no restrictions relating thereto may lapse, within ~~six months~~one year of the date such grant is made.

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13.	TRANSFERABILITY.

Unless the Committee determines otherwise, no award granted under the Plan shall be transferable by a participant other than by will or the laws of descent and distribution or to a participant’s Family Member by gift or a qualified domestic relations order as defined by the Code~~.~~; provided, however, that no award granted under the Plan may be transferred for value. Unless the Committee determines otherwise, an option may be exercised only by the optionee or grantee thereof; by his or her Family Member if such person has acquired the option by gift or qualified domestic relations order; by the executor or administrator of the estate of any of the foregoing or any person to whom the option is transferred by will or the laws of descent and distribution; or by the guardian or legal representative of any of the foregoing; provided that Incentive Stock Options may be exercised by any Family Member, guardian or legal representative only if permitted by the Code and any regulations thereunder. All provisions of this Plan shall in any event continue to apply to any award granted under the Plan and transferred as permitted by this Section 13, and any transferee of any such award shall be bound by all provisions of this Plan as and to the same extent as the applicable original grantee.

14.	LISTING, REGISTRATION AND QUALIFICATION.

If the Committee determines that the listing, registration or qualification upon any ~~securities exchange~~Exchange or under any law of Shares subject to any option, performance award, restricted stock unit, deferred stock unit or restricted stock grant is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such option may be exercised in whole or in part, no such performance award may be paid out, and no Shares may be issued, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

15.	TRANSFER OF EMPLOYEE.

The transfer of an employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a termination of employment; nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship.

16.	ADJUSTMENTS.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment as it deems appropriate in the number and kind of Shares or other property available for issuance under the Plan (including, without limitation, the total number of Shares available for issuance under the Plan pursuant to Section 4), in the number and kind of options, Shares, restricted stock units, deferred stock units or other property covered by grants previously made under the Plan, and in the exercise price of outstanding options; provided, however, that the Committee shall not be required to make any adjustment that would (i) require the inclusion of any compensation deferred pursuant to provisions of the Plan (or an award thereunder) in a participant’s gross income pursuant to Section 409A of the Code and the regulations issued thereunder from time to time and/or (ii) cause any award made pursuant to the Plan to be treated as providing for the deferral of compensation pursuant to such Code section and regulations. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company’s obligations regarding awards that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be (a) canceled in exchange for cash or other property (but, with respect to vested deferred stock units, only if such merger, consolidation, other reorganization, or Change in Control constitutes a “change in ownership or control” of the Company or a “change in the ownership of a substantial portion” of the Company’s assets, as determined pursuant to regulations issued under Section 409A(a)(2)(A)(v) of the Code) or (b) assumed by the surviving or continuing corporation.

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Without limitation of the foregoing, in connection with any transaction of the type specified by clause (iii) of the definition of a Change in Control in Section 2(c), the Committee may, in its discretion, (i) cancel any or all outstanding options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to such transaction if their options had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to the option holders pursuant to such transaction if their options had been fully exercised immediately prior thereto would be equal to or less than the aggregate exercise price that would have been payable therefor, cancel any or all such options for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee’s discretion.

17.	AMENDMENT AND TERMINATION OF THE PLAN.

The Board of Directors or the Committee, without approval of the stockholders, may, at any time and from time to time, amend or terminate the Plan~~, except~~; provided, however, that ~~no~~if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable law or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall ~~become effective without~~be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

Without the prior approval of the stockholders of the Company ~~if stockholder approval would be required by applicable law or regulations or by any listing requirement of the principal stock~~, the Plan may not be amended to permit: (i) the exercise price of an option to be reduced, directly or indirectly, (ii) an option to be cancelled in exchange ~~on which the Common Stock~~for cash, other awards, or options with an exercise price that is ~~then listed~~less than the exercise price of the original option, or otherwise, or (iii) the Company to repurchase an option for value (in cash or otherwise) from a participant if the current Fair Market Value of the Shares underlying the option is lower than the exercise price per share of the option.

Notwithstanding any other provisions of the Plan, and in addition to the powers of amendment set forth in this Section 17 and Section 18 hereof or otherwise, the provisions hereof and the provisions of any award made hereunder may be amended unilaterally by the Committee from time to time to the extent necessary (and only to the extent necessary) to prevent the implementation, application or existence (as the case may be) of any such provision from (i) requiring the inclusion of any compensation deferred pursuant to the provisions of the Plan (or an award thereunder) in a participant’s gross income pursuant to section 409A of the Code, and the regulations issued thereunder from time to time and/or (ii) inadvertently causing any award hereunder to be treated as providing for the deferral of compensation pursuant to such Code section and regulations.

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18.	AMENDMENT OR SUBSTITUTION OF AWARDS UNDER THE PLAN.

The terms of any outstanding award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate, including, but not limited to, acceleration of the date of exercise of any award and/or payments thereunder or of the date of lapse of restrictions on Shares (but only to the extent ~~permitted by regulations issued under~~such acceleration does not violate Section 409A(a)(3) of the Code); provided, however, that~~, except~~:

(a)    Except as otherwise provided in Section 16, no such amendment shall adversely affect in a material manner any right of a participant under the award without his or her written consent~~, and provided further that the Committee shall not reduce the exercise price of any options awarded under the Plan without approval of the stockholders of the Company. The Committee may, in its discretion, permit holders of awards under the Plan to surrender outstanding awards in order to exercise or realize rights under other awards, or in exchange for the grant of new awards, or require holders of awards to surrender outstanding awards as a condition precedent to the grant of new awards under the Plan, but only if such surrender, exercise, realization, exchange, or grant (a) would not constitute a distribution of deferred compensation for purposes of Section 409A(a)(3) of the Code or (b) constitutes a distribution of deferred compensation that is permitted under regulations issued pursuant to Section 409A(a)(3) of the Code.~~;

COMMENCEMENT DATE(b) Except as otherwise provided in Section 16, without the prior approval of the stockholders of the Company: (i) the exercise price of an option may not be reduced, directly or indirectly, (ii) an option may not be cancelled in exchange for cash, other awards, or options with an exercise price that is less than the exercise price of the original option, or otherwise, and (iii) the Company may not repurchase an option for value (in cash or otherwise) from a participant if the current Fair Market Value of the Shares underlying the option is lower than the exercise price per share of the option; and

(c)    The original term of an option may not be extended without the prior approval of the stockholders of the Company.

~~(1)~~   19. PLAN HISTORY; TERMINATION DATE.

~~The date of commencement of the Plan shall be the date on which the Company’s Registration Statement on Form S-1 (File No. 333-117700) is declared effective by the Securities and Exchange Commission.~~

The Plan was originally adopted by the stockholders of the Company on July 29, 2005. The Plan was subsequently amended by the Company’s stockholders on July 29, 2013 to add provisions necessary to allow the Company to grant awards eligible for compliance with the performance-based compensation exemption under Section 162(m) of the Code. The Plan was amended and restated by Board on June19, 2014, to increase the number of shares authorized for issuance under the Plan by 1,800,000, to increase the maximum number of shares subject to stock options that may be awarded to any one participant during any 12-month period to 2,500,000 shares and to extend the term of the Plan through February 9, 2025 and for certain other non-material purposes.

Unless ~~previously~~earlier terminated ~~upon the adoption of a resolution of the Board terminating the Plan~~as provided herein, the Plan shall terminate at the close of business on ~~the ten year anniversary of the date on which the Company’s Registration Statement on Form S-1 (File No. 333-117700) is declared effective by the Securities and Exchange Commission~~February 9, 2025. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any grant of options or other incentives theretofore granted under the Plan.

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20. SEVERABILITY.

Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

~~(2)~~  21.GOVERNING LAW.

The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

22.    SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a)   General. It is intended that the payments and benefits provided under the Plan and any award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all award agreements shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any award is not warranted or guaranteed. Neither the Company, its Subsidiaries nor their respective directors, officers, employees or advisers (other than in his or her capacity as a participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any participant or other taxpayer as a result of the Plan or any award.

(b)   Definitional Restrictions. Notwithstanding anything in the Plan or in any award agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation would be effected, under the Plan or any award agreement by reason of the occurrence of a Change in Control, or the participant’s Disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not affect the dollar amount or prohibit the vesting of any Non-Exempt Deferred Compensation upon a Change in Control, Disability or termination of employment, however defined. If this provision prevents the payment or distribution of any Non-Exempt Deferred Compensation, or the application of a different form of payment, such payment or distribution shall be made at the time and in the form that would have applied absent the non-409A-conforming event.

(c)   Allocation among Possible Exemptions. If any one or more awards granted under the Plan to a participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company shall determine which awards or portions thereof will be subject to such exemptions.

(d)   Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any award agreement to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any award agreement by reason of a participant’s separation from service during a period in which the participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

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(i)  the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the participant’s separation from service (or, if the participant dies during such period, within 30 days after the participant's death) (in either case, the “Required Delay Period”); and

(ii)  the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder.

(e)    Installment Payments. If, pursuant to an award, a participant is entitled to a series of installment payments, such participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

(f)    Timing of Release of Claims. Whenever an award conditions a payment or benefit on the participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within 60 days after the date of termination of the participant’s employment; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to subsection (c) above, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period.

(g)    Permitted Acceleration. The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. section 1.409A-3(j)(4) to participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. Section 1.409A-3(j)(4).

(h)    Grants to Employees of Affiliates. Participants who are service providers to an affiliate of the Company may be granted options under this Plan only if the affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(iii)(E).

(i)     Design Limits on Options. Notwithstanding anything in this Plan or any award agreement, no option granted under this Plan shall (i) provide for dividend equivalents or (ii) have any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the option.

(j)    Timing of Distribution of Dividend Equivalents. Unless otherwise provided in the applicable award agreement, any dividend equivalents granted with respect to an award hereunder (other than options, which shall have no dividend equivalents) will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the participant’s right to such dividends equivalents is no longer subject to a substantial risk of forfeiture.

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APPENDIX B

About Non-GAAP Financial Measures

We define Non-GAAP Adjusted EBITDA as operating income plus depreciation and amortization and integration and acquisition costs related to the Care Pharma, Hydralyte and Insight Pharmaceuticals acquisitions.

We are presenting Non-GAAP Adjusted EBITDA because it is one of the metrics included in our Annual Cash Incentive Plan (“AIP”) against which our performance is measured. The AIP excludes the costs of acquisitions, dispositions and certain other items, which are otherwise included in GAAP operating income.

The following tables set forth the reconciliation of Non-GAAP Adjusted EBITDA, which is a non-GAAP financial measure, to GAAP operating income, our most directly comparable financial measure presented in accordance with GAAP.

Year Ended March 31, 2014
(in thousands)

GAAP Operating Income	$188,616

Depreciation and amortization	13,486

Integration costs for Care Pharma acquisition	984
Costs associated with the acquisitions of Care Pharma, Hydralyte and Insight Pharmaceuticals	1,111

Non-GAAP Adjusted EBITDA	$204,197

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on August 4, 2014.

Vote by Internet
• Go to www.investorvote.com/PBH
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A  Proposals

The Board of Directors recommends a vote FOR all nominees in Proposal 1:

1. To elect five directors to serve until the 2015 Annual Meeting of Stockholders.

01 - Matthew M. Mannelly	02 - John E. Byom	03 - Gary E. Costley	04 - Charles J. Hinkaty	05 - Carl J. Johnson

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees

		01	02	03	04	05
☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 2:				The Board of Directors recommends a vote FOR Proposal 4:
	For	Against	Abstain		For	Against	Abstain
2. To ratify the appointment of PricewaterhouseCoopers LLP as the the independent registered public accounting firm of Prestige Prestige Brands Brands Holdings, Inc. for the fiscal year ending March 31, 2015.	☐	☐	☐	4. Say on Pay - An advisory vote on resolution to approve the compensation of Holdings, Inc.’s named executive officers.	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 3:

	For	Against	Abstain
3. To approve our Amended and Restated 2005 Long-Term Equity Incentive Plan.	☐	☐	☐	5. To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

B  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign as your name appears hereon. If shares are held jointly, all holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person, indicating official position or capacity.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box

/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Prestige Brands Holdings, Inc.

660 WHITE PLAINS ROAD

TARRYTOWN, NY 10591

This proxy is solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on August 5, 2014 at 10:00 a.m. (Eastern Daylight Time).

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on August 5, 2014: The Proxy Statement, Proxy Card and the 2014 Annual Report to Stockholders are available at the Investors tab of www.prestigebrands.com.

The undersigned hereby appoints Ronald M. Lombardi and Samuel C. Cowley, and each of them, lawful agents and proxies with full power of substitution, to represent and to vote as designated below, all shares of common stock of PRESTIGE BRANDS HOLDINGS, INC. held by the undersigned at the close of business on June 12, 2014, at the Annual Meeting of Stockholders to be held on August 5, 2014 at 10:00 a.m. (Eastern Daylight Time) at 660 White Plains Road, Tarrytown, NY 10591, and at any postponement or adjournment thereof, on all matters coming before said meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all nominees in Proposal 1 and FOR Proposals 2, 3 and 4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

To attend the Annual Meeting and vote in person, please see “Who may attend the Annual Meeting?” and “How do I vote?” in the Proxy Statement. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE AND SIGN THIS PROXY CARD ON THE REVERSE SIDE AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE, OR VOTE BY TELEPHONE OR THE INTERNET.

C  Non-Voting Items

Change of Address — Please print new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.